UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
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Exchange Act of 1934 (Amendment No.  )

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Albany Molecular Research, Inc.

(Name of Registrant as Specified in Its Charter)

N/A

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ALBANY MOLECULAR RESEARCH, INC.
26 Corporate Circle
Albany, New York 12203

May 1, 2014

Dear Stockholder:

You are cordially invited to attend the 2014 Annual Meeting of Stockholders of Albany Molecular Research, Inc. to be held on Wednesday, June 4, 2014 at 10:00 a.m., local time, at the Company’s corporate offices located at 26 Corporate Circle, Albany, New York 12203.

The attached proxy statement, with formal notice of the meeting on the first page, describes the matters expected to be acted upon at the meeting. We urge you to review these materials carefully. Following the formal portion of the meeting, we will review our operations, report on 2013 financial results and discuss our plans for the future.

Your vote is important to us. We hope that you will be able to attend the meeting. Whether or not you plan to attend the meeting, we ask that you please complete, date, and sign the enclosed proxy card and return it as promptly as possible in the envelope provided. If you attend the meeting, you may vote in person if you wish, even if you have previously returned your proxy card.

Sincerely,

William S. Marth
President and Chief Executive Officer

ALBANY MOLECULAR RESEARCH, INC.
26 Corporate Circle
Albany, New York 12203

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 4, 2014

To the Stockholders of Albany Molecular Research, Inc.,

NOTICE IS HEREBY GIVEN that the 2014 Annual Meeting of Stockholders of Albany Molecular Research, Inc., a Delaware corporation (the “Company” or “AMRI”), will be held on Wednesday, June 4, 2014 at 10:00 a.m., local time, at the Company’s corporate offices located at 26 Corporate Circle, Albany, New York 12203 (including any adjournments or postponements thereof, the “Annual Meeting”) for the following purposes:

1.	To elect three Class I Directors of the Company, to serve until the 2017 Annual Meeting of Stockholders and until his/her successor is duly elected and qualified or until his/her earlier resignation or removal;
2.	To ratify the Company’s selection of KPMG LLP as the independent registered public accounting firm for the 2014 fiscal year;
3.	To provide an advisory vote to approve the compensation of the Company’s named executive officers; and
4.	To consider and act upon any other matters that may properly come before the Annual Meeting and any adjournments or postponements thereof.

Only holders of record of the Company’s Common Stock, par value $.01 per share, at the close of business on April 14, 2014 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

All Stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, we urge you, whether or not you plan to attend the Annual Meeting, to complete, sign, date and mail promptly the enclosed proxy which is being solicited on behalf of the Board of Directors so that your shares will be represented at the Annual Meeting.

In the event there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

By Order of the Board of Directors,

Lori M. Henderson
Senior Vice President, General Counsel and Secretary

Albany, New York
May 1, 2014

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

ALBANY MOLECULAR RESEARCH, INC.
26 Corporate Circle
Albany, New York 12203

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 4, 2014

May 1, 2014

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Albany Molecular Research, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders of the Company to be held on Wednesday, June 4, 2014 at 10:00 a.m., local time, at the Company’s corporate offices located at 26 Corporate Circle, Albany, New York 12203 or at any adjournments or postponements thereof (the “Annual Meeting”). The Annual Report of the Company, including financial statements for the fiscal year ended December 31, 2013, is being mailed together with this proxy statement to all Stockholders of the Company entitled to vote at the Annual Meeting. The Notice of Annual Meeting, Proxy Statement and proxy card are first being mailed to Stockholders of the Company on or about May 1, 2014 in connection with the solicitation of proxies for the Annual Meeting. Copies of the Annual Meeting Materials will also be available on the Company’s website at www.amriglobal.com.

At the Annual Meeting, Stockholders will be asked to consider and vote upon the following matters:

1.	To elect three Class I Directors of the Company, to serve until the 2017 Annual Meeting of Stockholders and until his/her successor is duly elected and qualified or until his/her earlier resignation or removal;
2.	To ratify the Company’s selection of KPMG LLP as the independent registered public accounting firm for the 2014 fiscal year;
3.	To provide an advisory vote to approve the compensation of the Company’s named executive officers; and
4.	To consider and act upon any other matters that may properly come before the Annual Meeting and any adjournments or postponements thereof.

Only holders of record of the Company’s common stock, par value $.01 per share (the “Common Stock”) at the close of business on April 14, 2014 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 32,353,170 shares of Common Stock were issued, outstanding and entitled to vote at the Annual Meeting.

The holders of Common Stock outstanding as of the Record Date are entitled to one vote per share on any proposal presented at the Annual Meeting. Stockholders may vote by proxy by completing, signing, dating and returning the accompanying proxy card in the postage-prepaid envelope enclosed for that purpose. Execution of the proxy will not in any way affect a stockholder’s right to attend the Annual Meeting and vote in person. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the taking of the vote at the Annual Meeting. Proxies may be revoked by (1) filing with the Secretary of the Company before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (2) duly executing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Annual Meeting, or (3) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Albany Molecular Research, Inc., 26 Corporate Circle, Albany, New York 12203, Attention: Lori Henderson, Secretary, before the taking of the vote at the Annual Meeting.

The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares that reflect abstentions or “broker non-votes” (i.e., shares represented at the meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which the broker or nominee does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting.

Stockholders of the Company are requested to complete, date, sign and return the accompanying proxy card in the enclosed envelope. The persons named as attorneys-in-fact in the proxies, William S. Marth and Michael M. Nolan were selected by the Board of Directors and are officers of the Company. Shares of Common Stock represented by properly executed proxies received by the Company and not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. If instructions are not given, properly executed proxies will be voted “FOR” each of Proposals 1 through 3. It is not anticipated that any matters other than those described herein will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

A representative from Computershare will serve as the Inspector of Elections and will count all votes and ballots.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors of the Company consists of seven members and is divided into three classes, with three Class I Directors (Una S. Ryan, Ph.D., O.B.E., Arthur J. Roth, CPA, and Gabriel Leung), two Class II Directors (Kevin O’Connor and William S. Marth) and two Class III Directors (Thomas E. D’Ambra, Ph.D. and Veronica G. H. Jordan, Ph.D.). Directors serve for three year terms with one class of directors being elected by the Company’s Stockholders at each Annual Meeting.

At the Annual Meeting, three Class I Directors will be elected to serve until the 2017 Annual Meeting of Stockholders and until his/her successor is duly elected and qualified or until his/her earlier resignation or removal. The Board of Directors, upon the recommendation of the Nominating Committee, has nominated Una S. Ryan, Ph.D., O.B.E., Arthur J. Roth, CPA and Gabriel Leung for election as Class I Directors. Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election of Dr. Ryan and Messers Roth and Leung as Class I Directors. Una S. Ryan, Ph.D., O.B.E., Arthur J. Roth, CPA and Gabriel Leung have agreed to stand for election and to serve, if elected, as directors. However, if a person nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

Vote Required For Approval

Directors are elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting. The nominee who receives the highest number of affirmative votes of the shares present or represented and voting on the election of Directors at the Annual Meeting will be elected to the Board of Directors. Shares present or represented and not so marked as to withhold authority to vote for a particular nominee will be voted in favor of a particular nominee and will be counted toward such nominee’s achievement of plurality. Votes withheld will be excluded entirely from the vote and will have no effect. Broker non-votes will also have no effect on the outcome of the election of directors.

Recommendation

The Board of Directors of the Company unanimously recommends a vote FOR the election of its nominees as directors of the Company.

The following table sets forth the nominees to be elected at the Annual Meeting and continuing directors, the year each such nominee or director was first elected a director, the positions with the Company currently held by the nominee and Director, the year each nominee’s or continuing director’s current term will expire and the nominee’s and continuing director’s age and current class.

Name	Position with the Company	Age	Year First Became Director
Class I – Nominees for Election
Una S. Ryan, Ph.D., O.B.E(1)(3)	Director	72	2006
Arthur J. Roth, CPA(1)(2)	Director	74	2003
Gabriel Leung(2)	Director	52	2010
Class III – Term Expires in 2016
Thomas E. D’Ambra, Ph.D.	Chairman of the Board of Directors	58	1991
Veronica G. H. Jordan, Ph.D.(2)(3)	Director	63	2006
Class II – Term Expires in 2015
Kevin O’Connor(1)(3)	Director	59	2000
William S. Marth	Director, President and Chief Executive Officer	59	2012

(1)	Member of Nominating and Corporate Governance Committee.
(2)	Member of Audit Committee.
(3)	Member of Compensation Committee.

DIRECTORS AND EXECUTIVE OFFICERS

The Company’s executive officers are appointed on an annual basis by, and serve at the discretion of the Board. Each executive officer is a full-time employee of the Company. The directors, nominees and executive officers of the Company are as follows:

Name	Age	Position with the Company
William S. Marth	59	President and Chief Executive Officer, Director
Michael M. Nolan	49	Senior Vice President, Chief Financial Officer and Treasurer
Lori M. Henderson	52	Senior Vice President, General Counsel and Secretary
Steven R. Hagen, Ph.D.	53	Senior Vice President of Manufacturing and Pharmaceuticals
George Svokos	56	Senior Vice President Sales, General Manager API
Michael A. Luther, Ph.D., MBA	58	Senior Vice President of Discovery
Thomas E. D’Ambra, Ph.D.	58	Chairman of the Board of Directors
Veronica G. H. Jordan, Ph.D.	63	Director
Gabriel Leung*	52	Director
Kevin O’Connor	59	Director
Arthur J. Roth, CPA*	74	Director
Una S. Ryan, Ph.D., O.B.E.*	72	Director

*	Nominee for election.

BIOGRAPHICAL INFORMATION

Nominees for Election as Class I Directors for Terms to Expire in 2017

Una S. Ryan, Ph.D., O.B.E. has served as one of our directors since October 2006. Dr. Ryan has recently been named Chair of The Bay Area BioEconomy Initiative (BA-BI), a non-profit organization committed to fostering an atmosphere of innovation and collaboration to enhance a vibrant bioeconomy in the San Francisco Bay Area and is Managing Director of Golden Seeds (Silicon Valley), an angel investment firm that seeks above market returns through the empowerment of women entrepreneurs. She is also a partner in Astia Angel, investing in women-led ventures. Previously, Dr. Ryan was President and CEO of Diagnostics for All, Inc. (DFA), developing inexpensive diagnostics for global health and agriculture and President and CEO of Waltham Technologies, Inc., a cleantech/energy start-up. She was also formerly President and CEO of AVANT Immunotherapeutics, Inc., (now Celldex) a company developing vaccines and immunotherapeutics. Dr. Ryan’s board positions also include RenovoRx, Bioarry Therapeutics and Bell Biosystems. She is on the Board of Directors of BayBio and was Chair of MassBio, as well as the Biotechnology Industry Organization (BIO), New England Healthcare Institute, Board of Associates of the Whitehead Institute, Strategy & Policy Council of the MIT Center for Biomedical Innovation, the Massachusetts Life Sciences Collaborative Leadership Council and Management Science for Health (MSH). Dr. Ryan holds a Ph.D. in Cellular and Molecular Biology from Cambridge University and B.S. degrees in Zoology, Microbiology and Chemistry from Bristol University. She received an Honorary Doctor of Science degree from Bristol University in 2009. In 2007, Dr. Ryan received the Albert Einstein Award for outstanding achievement in the life sciences. In 2002, Her Majesty Queen Elizabeth II awarded Dr. Ryan the Order of the British Empire (OBE) for services to biotechnology. Dr. Ryan has in depth knowledge of the entire drug development process. We believe her industry and governance expertise and knowledge of the drug development process directly benefits our business.

Arthur J. Roth, CPA, has served as one of our directors since October 2003 and served as Lead Director beginning in 2012 through June 2013. Since December 2011, Mr. Roth has served as a tax consultant to the international law firm of Mayer Brown LLP. Previously, from 2003 to 2011 he was a tax consultant to the law firm of Hodgson Russ LLP. Mr. Roth served on the Board of Directors and as the Chair of the Audit Committee of First Albany Capital Inc. from October 2003 until August 2006 and served as Commissioner of the New York State Department of Taxation and Finance from 1999 to 2003. Prior to his appointment as Commissioner, Mr. Roth was Deputy Commissioner for Operations, New York State Department of Taxation and Finance from 1996 until 1999. Mr. Roth was a senior consulting director with Coopers and Lybrand from 1992 to 1996 and a founder and managing director of Roth Nobis & Company, an accounting firm serving the manufacturing and service industries, from 1968 to 1992. Mr. Roth serves as a director for MVP Healthcare and also serves as director for several non-profit companies including the New York State Society of Certified Public Accounts. Mr. Roth is a certified public accountant and holds a B.A. degree from Syracuse University. Mr. Roth has expertise in taxation, public accounting, disclosure and financial systems management due to his roles in government and private accounting practice. In addition, Mr. Roth’s executive leadership experience provides him with insights into corporate governance matters. We believe Mr. Roth’s tax and financial expertise and leadership experience benefit the Company significantly.

Gabriel Leung, has served as one of our directors since November 2010. In April 2011, Mr. Leung was appointed a director of Delcath Systems Inc., a development-stage, specialty pharmaceutical and medical device company focused on oncology. He also serves on the audit and compensation committees. In August 2011, Mr. Leung was named Executive Vice Chairman of the Board of Directors of Novocure, Ltd., a privately held medical device company pioneering the fourth cancer treatment modality. From 2003 through 2010 Mr. Leung held executive positions at OSI Pharmaceuticals, most recently as Executive Vice President and president of the Pharmaceutical Business at OSI. While at OSI he was responsible for the entire oncology business unit, including Research and Development, Commercial, Medical Affairs and Business Development. Mr. Leung was instrumental in the record-setting launch of oncology drug Tarceva by OSI in 2004 and the successful acquisition of OSI by Astellas in 2010. Prior to OSI, Mr. Leung held positions at Pharmacia, most recently as Group VP, Global Prescription Business & Head, Global Oncology Franchise; and Bristol-Myers Squibb, most recently as Senior Director, US Oncology Marketing and Sterling Drug Inc. Mr. Leung has served as an advisor to the National Cancer Institute and has served for over ten years under former President

George H.W. Bush as an active member of C-Change, a national initiative aiming to eliminate cancer as a major public health concern. In 2010, the Chinese Biopharmaceutical Association — USA presented Mr. Leung with the Brilliant Achievement Award in recognition of his outstanding contributions to building international research collaborations. He holds a B.S. in Pharmacy from the University of Texas at Austin and a M.S. in Pharmacy from University of Wisconsin-Madison. Mr. Leung has a variety of business experience that relates directly to our industry, including his leadership positions in global pharmaceutical companies and his participation and leadership in many industry organizations. Mr. Leung has global scientific and research and development experience, including extensive interactions with the U.S. Food and Drug Administration. We believe that his knowledge of the global pharmaceutical industry and the drug development and marketing industries benefit our business directly.

Incumbent Class III Directors — Terms Expiring 2016

Thomas E. D’Ambra, Ph.D., co-founded the Company in 1991 and served as President and Chief Executive Officer until his retirement in 2013. As of January 2014, Dr. D’Ambra resumed the role of Chairman of the Board of Directors and currently serves in that capacity. Over the years, Dr. D'Ambra has been involved and taken an active role in all aspects of the Company’s business at various times, from bench research scientist to business development, to operational and strategic management and led the Company in its global growth. He has authored numerous publications and is inventor on over 30 U.S. patents. He has and continues to serve as an advisor and mentor for new and young companies. Prior to co-founding the Company, Dr. D’Ambra served as the Vice President, Chemistry and co-founder of Coromed, Inc., a traditional development contract research organization, from 1989 to 1991 and Group Leader and Senior Research Chemist with Sterling Winthrop, Inc., a pharmaceutical company, from 1982 to 1989. Dr. D’Ambra holds a B.A. degree in chemistry from the College of the Holy Cross and a Ph.D. in organic chemistry from the Massachusetts Institute of Technology. His entrepreneurial skills, strategic vision, leadership ability and in-depth knowledge of our business strategy, industry, product, research and development, operations and employees were critical to the growth experienced by the Company since its inception.

Veronica G. H. Jordan, Ph.D., has served as one of our directors since October 2006. Dr. Jordan is an independent consultant providing senior management expertise to companies developing novel healthcare products and services. Previously she served as President, Chief Executive Officer and board member of Medelle Corporation, a medical device company in the women’s health area. Prior to joining Medelle, Dr. Jordan served 14 years, 1987 to 2001, as Senior Vice President and before that Vice President at Parexel International Corporation, a global contract pharmaceutical outsourcing organization that provides clinical research, medical marketing and consulting services. Dr. Jordan worked at Biogen Incorporated (now Biogen Idec), 1981 to 1987, as product manager and was ultimately promoted to director of marketing and business development. In 1979, Dr. Jordan began her industry career in the R&D labs at Baxter International after earning a B.Sc. in Biochemistry from Cambridge University and a Ph.D. in Biochemistry/Cell Biology from Oxford University, and completing a postdoctoral research fellowship at the Dana Farber Cancer Institute. Dr. Jordan brings a mix of scientific knowledge and executive leadership skills to the Board and has broad knowledge of the global pharmaceutical outsourcing sector. Dr. Jordan’s executive experience provides her with significant financial acumen and knowledge of our industry, business and compensation practices in our industry, which makes her qualified to serve on our Board and able to make valuable contributions to our compensation committee.

Incumbent Class II Directors — Terms Expiring 2015

Kevin O’Connor has served as one of our directors since March 2000. Until his retirement in October 2013, Mr. O’Connor served as Chief Executive Officer of Tech Valley Communications, a telecommunications company, since July 2000. Mr. O’Connor previously served as the President of the Center for Economic Growth, Inc., a business-sponsored economic development organization, from 1992 through 2000. Mr. O’Connor also served as a Deputy Commissioner for the New York State Department of Economic Development from 1987 to 1992, as a Program Associate for the New York State Governor’s Office from 1984 to 1987 and held various positions in the New York State Division of the Budget and the New York State Department of Health from 1980 to 1984. Mr. O’Connor was elected to the Board of Directors of COMPTEL, the leading trade association for the competitive communications industry. In addition, Mr. O’Connor also serves as a director of several private companies and non-profit organizations.

Mr. O’Connor holds a B.A. degree in history and a M.A. degree in public administration from the State University of New York College in Brockport. Mr. O’Connor’s experience as a CEO provides him with skills related to management, finance, compensation, information technology and corporate governance. His government experience provides him with unique insights into economic development, which enables him to make valuable contributions in our Board’s deliberation process, especially in the areas of business strategy, competition, and the marketplace.

William S. Marth has served as one of our directors since May of 2012 and became our President and Chief Executive Officer in January 2014, after briefly serving as the Company's non-executive Chairman. In 2013, Mr. Marth served as a senior advisor to Teva Pharmaceuticals following his retirement in 2012 as President and Chief Executive Officer of Teva – Americas. He had previously served as President and Chief Executive Officer of Teva North America from January 2008 to June 2010, as President and Chief Executive Officer of Teva USA from January 2005 to January 2008 and Executive Vice President and Vice President of Sales and Marketing for Teva USA. In addition Mr. Marth worked with several large equity firms providing guidance on their healthcare investments. Mr. Marth is recognized as an industry leader with an unparalleled record of commercial success. He was a key strategist in establishing Teva as a leading Specialty Pharmaceutical Company and being ultimately recognized as the premier worldwide producer of generic drugs. He was a member of Teva’s global executive management team and Teva Americas’ Board of Directors from 2007 to 2012. His experience is global in all core functional areas including Strategic Planning, IR, R&D, Supply Chain Management and Regulatory. He also served as the architect of the $6.8 billion Cephalon and $7.4 billion Barr Laboratories transactions and integrations. Prior to joining Teva USA, he held various positions with the Apothecon division of Bristol-Myers Squibb. Mr. Marth earned his B.Sc. in Pharmacy from the University of Illinois in 1977 and his M.B.A. in 1989 from the Keller Graduate School of Management, DeVry University. He is a licensed pharmacist and serves on various boards and committees, including, The University of the Sciences in Philadelphia, the Board of Ambassadors for John Hopkins’ Project RESTORE and, as of January 2014, he is the Chairman of the Board of Directors of Sorrento Therapeutics. Mr. Marth served as the Chairman of the Board of Directors of the Generic Pharmaceutical Association (GPhA) in 2008 and 2009 and the American Society for Health-System Pharmacists (ASHP) in 2010. We believe Mr. Marth’s industry and commercial leadership expertise benefit the Company significantly.

Executive Officers who are not Directors

Michael M. Nolan, joined AMRI in September of 2012 as Vice President, Chief Financial Officer and Treasurer. Prior to joining AMRI, Mr. Nolan served as Vice President, Finance, Financial Planning and Analysis at the Delaware North Companies, headquartered in Buffalo, N.Y. From 2009 through early 2012, Mr. Nolan was Vice President, Finance, Analytical Instruments Group at Thermo Fisher Scientific, Inc. where he was responsible for the global financial operations of a portfolio with revenue of $3 billion operating across three divisions with 15 business units, 41 plant sites and 9,700 employees. Prior to Thermo Fisher Scientific, Mr. Nolan held positions of increasing responsibility at ALCAN, which was later acquired by Rio Tinto Plc. While at Rio Tinto Plc., Mr. Nolan was accountable for leading the integration of 13 global ALCAN and Rio Tinto Plc. functions, including legal, company secretarial, business development and all finance functions including both the corporate and business teams. Mr. Nolan began his career in 1989 at E.I. du Pont de Nemours Company and received his M.B.A. from The University of Windsor and a B.A. in Economics from The University of Western Ontario.

Lori M. Henderson has served as the Company’s Vice President, General Counsel and Corporate Secretary since 2011. Ms. Henderson is responsible for leading all of AMRI’s legal activities for the Company’s locations worldwide, including the United States, Europe and Asia. From 2008 to 2010, she served as General Counsel, Corporate Secretary and Chief Administrative Officer for Rand Worldwide, Inc. where she oversaw the legal, human resource and IT departments of this technology company. Ms. Henderson was part of the management team that led the successful transaction between Rand Worldwide and Avatech Solutions Inc. From 1999 through 2008 she held increasing positions of responsibility and served as General Counsel, Corporate Secretary and Chief Administrative Officer for Moldflow Corporation, a company operating in the CAD/CAE business with global operations. At Moldflow, Ms. Henderson was responsible for the legal, human resources and IT functions at the Company, and was part of the management team that completed the successful sale of Moldflow to Autodesk in June 2008. Ms. Henderson also served as Corporate Counsel and Secretary at C.P. Clare Corporation and prior to that was an associate at Goodwin Procter LLP, specializing in corporate transactions. Ms. Henderson holds a B.A. from Gordon College and a J.D. from George Washington University.

Dr. Steven R. Hagen has served as our Senior Vice President, Manufacturing and Pharmaceuticals since 2012 and is responsible for AMRI’s formulations and sterile fill and finish operations globally, as well as for all quality and regulatory affairs for the Company. Previously, Dr. Hagen was the Company’s Vice President, Pharmaceutical Development and Manufacturing. Dr. Hagen is responsible for AMRI’s Chemical Development, Aseptic Fill and Finish Services, and manufacturing business components, including operations in the US and India; as well as AMRI’s Large Scale Manufacturing operations in the US, India and Wales. Previously, Dr. Hagen was Vice President for quality and analytical chemistry and was responsible for analytical chemistry, quality assurance and regulatory affairs for all AMRI locations. Dr. Hagen joined AMRI in 2005 as Senior Director of analytical quality services. Prior to AMRI, he spent over 10 years at Pfizer in positions of increasing responsibility culminating in director of analytical research and development at Pfizer’s Global Research and Development Division. Before Pfizer, he managed the analytical activities at Ribi ImmunoChem Research, Inc. in support of R&D, production and quality control. Dr. Hagen earned a Ph.D. in biochemistry and an M.A. degree in botany, both from the University of Idaho, as well as a B.A. in biology from Lawrence University.

Michael A. Luther, Ph.D. has served as our Senior Vice President of Discovery since October 2013 and leads AMRI’s global discovery organization, which provides biology and chemistry services to the biopharmaceutical industry, with locations in the U.S., Singapore and Hyderabad, India. Dr. Luther oversees AMRI’s expansion into Western New York via the development of the Buffalo Medical Innovation and Commercialization Hub at Buffalo Niagara Medical Campus (BNMC Hub), a new public-private pharmaceutical research and development initiative in Buffalo, N.Y. announced by New York Governor Andrew M. Cuomo in December 2012. Dr. Luther was most recently Corporate Vice President of Global Discovery Research Services at Charles River Laboratories, from August 2012 through September 2013, where he served as the general manager of the firm’s discovery business unit, including developing and implementing strategic and operating plans. Prior to his role at Charles River, from March 2009 through August 2012, he was President and a member of the Board of Directors of the David H. Murdock Research Institute in Kannapolis, North Carolina where he led and directed all activities of the institute, which included applied R&D activities that facilitate and accelerate discovery to proof of principle and early product development in areas of human health. Prior to this, from November 2006 through March 2009 he held the position of Vice President and Site Head at Merck Frosst at their Montreal, Canada site, focused on the delivery of Phase I candidates from target to clinic for respiratory and metabolic disorders. Prior to this, from 1991 through 2006 he held positions of increasing responsibility at GlaxoSmithKline, culminating in his appointment as Vice President, High Throughput Biology. Dr. Luther earned his Ph.D. in biochemistry from the St. Louis University School of Medicine; an M.B.A. from Duke University, Fuqua School of Business; and a B.Sc. in biology and chemistry from North Carolina State University. Dr. Luther has authored numerous scientific papers and has served on Boards of Directors for both academic and industry trade organizations, including the Chagas Disease Foundation, the Center for Tropical and Emerging Global Diseases and the College of Life Sciences Research Foundation at North Carolina State University. In March 2014, Dr. Luther was appointed to the Board of Directors of Transgenomic, Inc. where he serves as member of the audit committee.

George Svokos has served as our Senior Vice President Sales and General Manager API since January 2014. Previously, Mr. Svokos had been with Teva Pharmaceuticals Industries Ltd. for over 30 years and most recently, he was Senior Vice President of Product and Portfolio Selection, and Business Development, responsible for strategic planning, portfolio selection, new product introductions and business development. From 2011 to 2012, Mr. Svokos was Senior Vice President, US Technical Operations, responsible for strategic planning, manufacturing, supply chain, regulatory and legal compliance, and safety, for eleven U.S. dosage form manufacturing facilities, as well as supply of branded and generic products to the U.S. market from overseas plants in Europe, the Middle East, China and India. Before this role, he served as Executive Vice President of Commercial Operations, Teva API, leading the global sales and marketing of Teva’s API division, including a global sales force, with multibillion-dollar sales. Mr. Svokos is the Senior Vice President of the Drug, Chemical & Associated Technologies Association (DCAT). Mr. Svokos earned an M.B.A. degree from the University of Missouri and a B.S. degree in Chemical Engineering from Columbia University.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of our Board of Directors has selected KPMG as our independent public accounting firm for the 2014 fiscal year. The Board of Directors has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. KPMG LLP has audited our financial statements since 2005. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Stockholder ratification of the selection of KPMG LLP as our independent auditors is not required by our bylaws or otherwise. However, the Board of Directors is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of our Company and our stockholders.

Vote Required For Approval:

A quorum being present, the affirmative vote of a majority of the votes cast is necessary to ratify the selection of KPMG LLP as the Company’s independent auditor for the fiscal year 2014.

Recommendation:

The Board of Directors of the Company unanimously recommends a vote FOR the ratification of the selection of KPMG LLP as the Company’s independent public accounting firm for the fiscal year 2014.

PROPOSAL 3

ADVISORY VOTE REGARDING COMPENSATION OF
THE COMPANY’S NAMED EXECUTIVE OFFICERS

In accordance with Section 14A of the Exchange Act, the Company is providing stockholders with the opportunity to vote on the compensation of the Company’s named executive officers as disclosed in this proxy statement. This is commonly known as a “say-on-pay” vote. At the 2011 Annual Meeting of Stockholders, the Company’s stockholders voted, on a non-binding advisory basis, for the Company to hold future, non-binding advisory votes on the compensation of the Company’s named executive officers on an annual basis. In light of this result and after a discussion of the Board of Directors, the Board of Directors determined that the Company will hold future non-binding, advisory votes on executive compensation on an annual basis until the next required non-binding advisory vote on the frequency of such future non-binding, advisory votes on executive compensation. At the Annual Meeting, the Company is presenting to stockholders the following non-binding, advisory resolution regarding the approval of the compensation of the Company’s named executive officers:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation table and narrative discussion, is hereby APPROVED.

Although the vote is non-binding, the Compensation Committee and the Board of Directors value your opinions and will consider the outcome of the vote in establishing compensation philosophy and making future compensation decisions.

As described more fully in the “Compensation Discussion & Analysis” and in the Summary Compensation Table and subsequent tables found herein the Company’s named executive officers are compensated in a manner consistent with our business strategy, competitive practice, sound compensation governance principles, and stockholder interests and concerns.

Vote Required For Approval:

The affirmative vote of a majority of the shares of the Company’s Common Stock present or represented by proxy and voting at the annual meeting is required for approval of this proposal. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal. Unless otherwise instructed, proxies solicited by the Board of Directors will be voted “FOR” this proposal.

Recommendation:

The Board of Directors of the Company unanimously recommends a vote FOR the approval of this proposal.

CORPORATE GOVERNANCE AND BOARD MATTERS

The Board of Directors and its Committees

The Board of Directors currently consists of seven (7) members. The Board of Directors is divided into three classes and each year one of those classes must stand for election. The Board of Directors of the Company held six (6) formal meetings and three (3) voluntary meeting/conference calls during 2013. During 2013, each of the incumbent directors then serving attended 100% of the total number of formal meetings of the Board of Directors. The Board of Directors has established an Audit Committee (the “Audit Committee”), a Compensation Committee (the “Compensation Committee”), and a Nominating and Corporate Governance Committee (the “Nominating Committee”). Each of the incumbent directors then serving attended 100% of the total number of committee meetings of which they were members. The Board encourages directors to attend annual meetings of stockholders and all directors, except Una S. Ryan, Ph.D., O.B.E. and Gabriel Leung, were in attendance at the 2013 Annual Meeting of Stockholders.

Independence of Members of the Board of Directors

The Board of Directors has determined that the Company’s non-employee Directors, Veronica G. H. Jordan, Ph.D., Gabriel Leung, Kevin O’Connor, Arthur J. Roth, and Una S. Ryan, Ph.D., O.B.E., are independent within the meaning of the director independence standards of the NASDAQ Stock Market, Inc. (“NASDAQ”) and the director independence standards of the Securities and Exchange Commission (“SEC”). Furthermore, the Board of Directors has determined that each member of the Audit and Compensation Committees of the Board of Directors is independent within the meaning of the director independence standards of NASDAQ and the SEC, and that each member of the Audit Committee meets the heightened director independence standards of the SEC for audit committee members. Thomas E. D’Ambra, Ph.D. became a non-employee Director on January 1, 2014. Given Dr. D’Ambra’s current shareholdings and former employee status, the Board of Directors does not consider Dr. D’Ambra independent within the meaning of the NASDAQ and SEC director independence standards. Although the Board of Directors determined William S. Marth was independent within the meaning of the NASDAQ and SEC director independence standards in 2013 and met the higher director independence standards relating to Audit Committee members, when Mr. Marth became the Company’s President and Chief Executive Officer on January 1, 2014, the Board of Directors determined Mr. Marth was no longer independent within the meaning of the NASDAQ and SEC director independence standards and no longer eligible to be a member of the Audit Committee.

The Lead Independent Director.  Arthur J. Roth served as the Company’s Lead Independent Director from June of 2012 to June 2013. On June 5, 2013 William S. Marth was appointed Chairman of the Board of Directors thereby dissolving the need for a Lead Independent Director. During his tenure as Lead Independent Director, Mr. Roth was assigned several responsibilities designed to enhance Board effectiveness, including coordinating and moderating executive sessions of the Board’s independent directors, acting as principal liaison between the Board and Company management, advising the Chairman regarding scheduling and content of Board meetings, and working with the Chairman and independent directors in other areas to improve corporate governance. Dr. D’Ambra became Chairman of the Board of Directors on January 1, 2014.

Board Leadership Structure

Dr. D’Ambra currently serves as the Chairman of the Board of Directors, a position he assumed on January 1, 2014 and a position he held for many years in his prior roles as both President and CEO and Chairman of the Board of Directors. Dr. D’Ambra’s prior role as Chairman of the Board ended on June 5, 2013 and Dr. D’Ambra’s role as President and CEO ended on December 31, 2013, upon his retirement. The Company’s policy as to whether the roles of the Chairman and CEO should be separate is to adopt the practice which best serves the Company’s needs at any particular time. The Company believes the appointment of Mr. Marth as President and CEO of the Company and Dr. D’Ambra as the Chairman of the Board of Directors is appropriate and effective for the Company given Dr. D’Ambra’s long and successful history as a founder of the Company and his continued commitment and strong leadership.

The Audit Committee

The Audit Committee appoints the independent registered public accounting firm to audit the Company’s financial statements and to perform services related to such audit, reviews the scope and results of the audit with the independent registered public accounting firm, reviews the Company’s year-end operating results with management and the independent registered public accounting firm, considers the adequacy of the internal accounting procedures and considers the effect of such procedures on the accountants’ independence. The Committee has the right to retain outside independent consultants. The Audit Committee currently consists of Mr. Roth (Chair), Dr. Jordan and Mr. Leung, each of whom is independent as defined by the applicable rules of NASDAQ and the SEC, and as affirmed by the Board of Directors. The Board of Directors has determined that Mr. Roth qualifies as an “audit committee financial expert” as such term is defined by the rules adopted by the SEC. Mr. Marth stepped down from the Audit Committee when he became the Company’s President and CEO on January 1, 2014 and was no longer considered independent as defined by the applicable rules of NASDAQ and the SEC. The Audit Committee held five (5) meetings during 2013. A copy of the Audit Committee Charter is available on the Company’s website at www.amriglobal.com under the Investor Relations section.

The Compensation Committee

The Compensation Committee reviews and recommends the compensation arrangements for executive officers, including the Chief Executive Officer, and reviews general compensation levels for other employees as a group, determines equity-based awards to be granted to eligible persons under the Company’s 2008 Stock Option and Incentive Plan (the “2008 Stock Plan”) and Technology Development Incentive Plan and takes such other action as may be required in connection with the Company’s compensation and incentive plans. The Compensation Committee also reviews and recommends compensation for the Board of Directors. The Compensation Committee consists of Dr. Jordan (Chairwoman), Mr. O’Connor and Dr. Ryan, each of whom is independent as defined by the applicable rules of NASDAQ and the SEC, and as affirmed by the Board of Directors. The Compensation Committee held five (5) meetings during 2013. A copy of the Compensation Committee Charter is available on the Company’s website at www.amriglobal.com under the Investor Relations section.

The Compensation Committee has the right to retain and dismiss outside independent consultants. In late 2013, the Company engaged a new independent compensation advisor, F.W. Cook (“Cook”), to advise the Compensation Committee during the evaluation of 2014 compensation. Prior to retaining Cook, Pearl Meyer & Partners (“PM&P”) had been retained as an independent compensation advisor. In consultation with PM&P, the Compensation Committee made certain determinations discussed below regarding 2013 full year compensation levels for executive officers and board members. Neither PM&P nor Cook provided any other services to the Company in 2013 and do not have any conflicts of interest in connection with the performance of their services for the Compensation Committee.

The Nominating Committee

The Nominating Committee consists of Messrs. O’Connor (Chair) and Roth, and Dr. Ryan, all of whom are independent for purposes of the listing standards of NASDAQ. The Nominating Committee is responsible for the implementation of the Company’s Corporate Governance Guidelines. The Nominating Committee evaluates the performance of the CEO and the Board of Directors. In addition, the Nominating Committee makes recommendations to the Board of Directors of candidates for election to the Board of Directors. In evaluating and determining whether to recommend a person as a candidate for election as a director, the Nominating Committee considers the minimum qualifications set forth in the Nominating Committee Charter including:

•	the highest personal and professional integrity,
•	demonstrated exceptional ability and judgment,
•	effectiveness, in conjunction with the other members of the Board, in collectively serving the long-term interests of the Company’s stockholders,

•	the nominee shall be highly accomplished in his or her respective field, with superior credentials and recognition,
•	the nominee shall have sufficient time and availability to devote to the affairs of the Company, particularly in light of the number of boards on which the nominee may serve and;
•	to the extent such nominee serves or has previously served on other boards, the nominee shall have a demonstrated history of actively contributing at board meetings.

The Nominating Committee may employ a variety of methods for identifying and evaluating nominees for Director including retaining outside independent consultants. While the Company does not have a formal diversity policy for Board membership, the Board of Directors seeks Directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. The Nominating Committee considers, among other factors, diversity with respect to viewpoint, skills, experience and community involvement in its evaluation of candidates for Board membership. Such diversity considerations are discussed by the Nominating Committee in connection with the general qualifications of each potential nominee.

The Nominating Committee may assess the size of the Board of Directors, the need for particular expertise on the Board, the upcoming election cycle of the Board of Directors and whether any vacancies are expected, due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the Nominating Committee will consider various potential candidates for Director which may come to the Nominating Committee’s attention through current Directors, professional search firms, Stockholders or other persons. The Nominating Committee will consider candidates recommended by Stockholders, when the nominations are properly submitted, under the criteria summarized above. Following verification of the stockholder status of persons proposing candidates, the Nominating Committee makes an initial analysis of the qualifications of any recommended candidate pursuant to the criteria summarized above to determine whether the candidate is qualified for service on the Board of Directors before deciding to undertake a complete evaluation of the candidate. The same identifying and evaluating procedures apply to all candidates for director nomination, including candidates submitted by Stockholders. The Nominating Committee held three (3) meetings during 2013. A copy of the Nominating Committee Charter is available on the Company’s website at www.amriglobal.com under the Investor Relations section.

Board Performance Self-Assessment

Each year the Board of Directors evaluates its performance and effectiveness. Each Director completes an evaluation form developed by the Nominating and Governance Committee to solicit feedback on specific aspects of the Board’s role, organization, and meetings. The collective ratings and comments are compiled by the Corporate Secretary and presented to the full Board of Directors. Each Board Committee conducts an annual performance self-assessment through a similar process.

Enterprise Risk Management

The Company has established a Risk Management Committee that employs a number of risk identification and mitigation strategies. The Risk Management Committee has surveyed the business to identify risks, analyze the probability of occurrence and impact to our business of those risks, and oversee mitigation efforts. The Committee conducts periodic reviews of ongoing business performance, financial results and future opportunities and risks. The Risk Management Committee regularly reports to the full Board of Directors.

Stockholder Communication

The Board of Directors welcomes the submission of any comments or concerns from Stockholders and any interested parties. Communications should be addressed to Lori M. Henderson, Secretary, Albany Molecular Research, Inc., 26 Corporate Circle, P.O. Box 15098, Albany, New York 12212-5098 and marked to the attention of the Board of Directors or any of its committees or individual directors.

Code of Ethics and Business Conduct Guidelines

The Company has adopted a Code of Ethics and Business Conduct Guidelines, which is applicable to all directors, officers and employees of the Company. The Code of Ethics and Business Conduct Guidelines is available on the Company’s website, www.amriglobal.com, under the Investor Relations section. Any amendments to, or waivers of, the Code of Ethics and Business Conduct Guidelines which applies to any of our executive officers or directors will be disclosed on our website promptly following the date of such amendment or waiver.

COMPENSATION DISCUSSION AND ANALYSIS

We provide a competitive total compensation package to our executive management team through a combination of base salary, an annual cash incentive, long-term equity incentive grants, a broad-based benefits program, competitive employment agreements and, in some instances, non-recurring perquisites. In 2013, our Stockholders voted on an advisory basis with respect to our compensation program for named executive officers. Of the votes cast (excluding abstentions and broker non-votes), 98% were cast in support of the program. In light of this, in reviewing the executive compensation program for 2014, the Compensation Committee of the Board of Directors (the “Compensation Committee”) decided to retain the general overall program design, which ties a significant portion of the executives’ pay closely with our performance. In the future, the Compensation Committee will continue to consider the executive compensation program in light of changing circumstances and stockholder feedback. This Compensation Discussion and Analysis explains our compensation philosophy and policies and practices with respect to our Chief Executive Officer who served through December 31, 2013, Chief Financial Officer, our Senior Vice President of Drug Discovery who served through December 5, 2013, and the other three most highly-compensated executive officers, who are collectively referred to as the named executive officers.

Executive Summary — 2013 Results

In early 2013, the Company established aggressive goals related to the growth in contract revenue and operating margin, excluding royalties received based on certain licensed products. The Board of Directors agreed on performance targets that required at least 8% overall growth in contract revenue, and at least 55% growth in contract operating margin. Recognizing the changing nature of the Company’s revenue base as certain historic royalties begin to diminish in 2013, the Compensation Committee placed the largest weighting on the operating margin growth measure for 2013 and 65% of the executive annual cash incentive program was weighted on meeting operating margin targets, with the remaining 35% of such cash incentive program being tied to revenue targets. 2013 was a pivotal year for the Company as a goal was set to be profitable at the contract operating level in the fourth quarter of 2013, demonstrating the continued focus on growth of the core business and less reliance on the historic royalty stream. The Company continued its strong performance in 2013 with growth in overall revenue and contract revenue and a significant increase in operating profit, when compared to 2012. In addition, the Company was profitable on a contract margin basis in the fourth quarter of 2013, as planned. The Company was successful in achieving its “Threshold” revenue objective and its “Target” operating profit objective, resulting in cash incentive payments to the named executive officers as set forth more fully herein.

In addition, in early 2013 as described in last year’s proxy statement, the Compensation Committee awarded each executive an increase in base salary, which increases were effective in March 2013. As in prior years, the Compensation Committee determined to continue the modest grants of equity awards to the executive staff, and as discussed further below, provided certain performance-based equity grants to Dr. D’Ambra for 2013, which awards had not been provided in any year prior to 2011 given Dr. D’Ambra’s holdings of AMRI Common Stock.

During 2013, the Company negotiated separation arrangements with certain executives, including Dr. D’Ambra, who retired as President and Chief Executive Officer on December 31, 2013. The Compensation Committee and the Board of Directors awarded Dr. D’Ambra certain transition benefits and a grant of restricted stock upon his retirement, in recognition of his long service to the Company. In addition, Dr. Bruce Sargent retired from the Company in December 2013. The separation arrangement with Dr. Sargent included certain payments and benefits that will not be recurring and which are described herein. The Company negotiated new employment arrangements during 2013 with William S. Marth, who became President and Chief Executive Officer on January 1, 2014 and Michael A. Luther who became Senior Vice President of Discovery on October 28, 2013. The Compensation Committee did not approve any additional perquisites for the executive staff, which remain modest and are only those perquisites that are also available to other employees of the Company. No changes were made to the existing employment agreements for the executive staff, which are described herein.

With respect to Dr. D’Ambra’s compensation for 2013, the Compensation Committee is aware of the compensation earned by Dr. D’Ambra pursuant to the Technology Development Incentive Plan established by the Company. The Compensation Committee considered that such amounts, which are earned based on Dr. D’Ambra’s scientific discoveries and the resulting royalties on those discoveries, were not to be included as part of his executive compensation as it is considered by the Compensation Committee. Dr. D’Ambra is only eligible to receive Technology Development Incentive payments as long as, and to the extent that, the Company receives royalties based on the technology invented by Dr. D’Ambra and such payments are not dependent on his being employed by the Company. As such, any such amounts were excluded when reviewing Dr. D’Ambra’s overall compensation levels, both individually and in comparison to the peer group.

The Objectives of our Executive Compensation Program

The Compensation Committee is composed of independent directors. The primary purpose of the Compensation Committee is to review, oversee, and evaluate our executive compensation policies, strategies and programs.

Our executive compensation programs are designed to achieve the following objectives:

•	Attract and retain key executive talent by providing compensation and benefit opportunities that are comparable to those offered by life science, biotech, research and other technology industry appropriate companies of similar size.
•	Provide a competitive total compensation package based on an executive meeting or exceeding annually defined short- and long-term business goals that align with the creation of stockholder value.
•	Recognize, and reward individual contributions to departmental and overall business results.
•	Foster a shared commitment among executives to meeting departmental and company goals while promoting the Company’s shared core values.

Compensation Philosophy and Principles

It is the philosophy of the Compensation Committee that the executive compensation program be both performance-and market-based, and that a significant portion of compensation be allocated to short- and long term variable performance-based compensation instruments. Our compensation philosophy for our executive officers is to provide base salaries that are slightly below market median for similarly situated executives in comparable firms, and to provide incentives that approximate the median of the market for achieving target level performance. Actual base salaries may vary from this generally targeted position based on the performance, tenure, experience and contributions of the individual. Actual annual cash incentives will vary with the annual performance of the Company and the individual. Actual total cash compensation can be less than or greater than the median of the market, based on these factors. To balance both short- and long-term objectives and to align the executives with stockholders, long-term incentives are awarded and may vary based on performance, market levels, and expected contributions.

We strive to attract and retain executives with the ability and the experience necessary to lead and deliver strong performance to our stockholders by providing a total compensation package that is competitive. We benchmark our salary, target incentive levels and practices, as well as performance results in relation to other comparable industry companies of similar size in terms of revenue, number of employees and market capitalization. We believe this group of companies (which is set forth below) represents an appropriate peer group as it includes similar organizations with whom we would compete for executive talent. We periodically review the companies in our peer group in order to maintain an appropriate group in terms of size and business model similarity. In late 2013 the Company engaged a new independent compensation advisor, F.W. Cook (“Cook”), to advise the Compensation Committee during the evaluation of 2014 compensation. During 2013 the Company also used Pearl Meyer and Partners (“PM&P”) for certain compensation advisory services. References to the work by both firms are described in this Proxy Statement. It is the intention of the Compensation Committee to engage Cook to review and if appropriate recommend a newly constructed peer group to be used for comparative purposes for purposes of setting 2015 compensation levels. The Compensation Committee has assessed any potential of conflicts raised by the work of Cook and PM&P, and has determined that no such conflict of interest exists.

Because we maintain a balanced compensation approach featuring a variety of elements designed to achieve the Company’s short- and long-term objectives, we do not believe that the program is structured to promote inappropriate risk-taking by our executives, nor do we believe that a focus on near-term challenges in 2013 and 2014 will ultimately detract from our ability to progress toward our long-term objectives. We believe that our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. Our program has always been designed to ensure that long-term incentives are an important element of core compensation. In addition, we believe specific elements of the program operate to moderate risk-taking behavior. For instance, our annual cash incentive award program has maximum limits of payout that can be attained. Furthermore, we believe that in evaluating and approving specific individualized performance goals for our executives, the Compensation Committee is cognizant of and sensitive to the need to properly align management’s incentives with the overall strategic objectives of the Company.

Comparative Consideration

In 2011, the Compensation Committee engaged PM&P to conduct a review of comparable compensation practices for the executive officer group. PM&P is independent and does not provide other services to the Company. This review included an update of the established peer group of publicly traded companies. Each position in the senior executive team including the CEO, CFO, and the other named executive officers was benchmarked against a comparable group of publicly traded peer companies. The “Peer Group” which was reviewed and approved by the Compensation Committee currently consists of a group of 11 companies. When compiled in 2011, the peer group included a total of 16 companies but those that have been acquired or otherwise are no longer in independent corporate form were not considered during the Compensation Committee’s 2013 deliberations and are not listed below.

Accelrys Inc.
Affymetrix, Inc.
Cambrex Corp.
Emergent BioSolutions Inc.
Enzo Biochem Inc.
TECHNE CORP.

Luminex Corp.
Medidata Solutions Inc.
Meridian Bioscience Inc.
Myriad Genetics Inc.
PDI Inc.

The Compensation Committee, in consultation with PM&P, focused the Peer Group on companies in the life sciences industry that are contract research organizations, contract manufacturers and companies that provide research related services and products to the life sciences industry. Pure pharmaceutical companies were not included in the Peer Group as the Compensation Committee and PM&P both feel those companies are not appropriate comparables as they tend to have different business models and compensation practices in place. At the time the Peer Group was reviewed most peer firms had revenues similar to the Company’s revenues, however, the market capitalization of the majority of the comparator firms was significantly higher than that of the Company.

In addition to the proxy data collected from the Peer Group, established published surveys of life sciences, biotechnology, research and other technology industries are used to assess our estimates of competitive market pay levels and practices. The benefit of published survey data is the large sample size of incumbents within companies of similar size and industry. The larger sample size, relative to publicly disclosed compensation data of our peers, increases the reliability of the data.

We review median compensation levels for executives for the peer group and companies represented in the surveys, but we do not set specific target ranges related to industry peers for individual executive compensation decisions. The median is used as one point of reference in making compensation decisions.

Key Compensation Elements and Determinants

Factors Used in Determining Pay

The table below provides an overview of the elements, purpose and determination factors of the three core compensation elements used in our current compensation program.

Compensation Element	Purpose	Determinations and Adjustments	Deliverable
Base Salary and Benefits	Attract and retain executive officers through competitive pay and benefit programs	Individual performance, experience, tenure, competitive market data and trends, internal equity among positions within the Company with similar responsibilities, executive potential and the Company’s business outlook	Base salary — fixed bi-weekly cash payments Benefits — annual health and welfare insurance, retirement savings programs and stock purchase programs
Annual Non-Equity Incentive Award	Create an incentive for the achievement of pre-defined annual business objectives	For target non-equity percentages — competitive market data and trends and internal equity among positions within the Company with similar responsibilities

		For actual non-equity payouts — performance against pre-established criteria in the annual cash incentive plan and individual performance	Annual variable cash payout, payable late in the first quarter of the following year
Long-Term Incentive Plan	Align the interests of executive officers over a multi-year period directly with the creation and preservation of long term stockholder value while creating appropriate recruiting and retention incentives through the use of multi-year vesting schedules and performance based vesting schedules	Annual award — individual performance, company performance, internal equity among positions within the Company with similar responsibilities and executive potential

New hire, promotion and special awards — internal equity among positions within the Company with similar responsibilities and market data and trends	Annual award — delivered using a combination of time and performance based restricted stock and stock options, generally awarded in late first quarter

New hire, promotion and special awards — time based restricted stock awards and stock option awards

Each element of compensation outlined above is considered both individually and collectively when considering compensation matters. Compensation adjustments also consider the interrelation between each compensation element to ensure that the entire program is appropriately aligned. In addition, the Compensation Committee may also apply discretion in determining specific compensation levels of individual executives. The compensation program is evaluated annually taking into consideration evolving changes to the existing business strategy and plans of the Company.

The Compensation Committee considers recommendations regarding the level of compensation paid to executive officers when compared to competitive market data, and seeks input from the Chief Executive Officer and the Compensation Committee’s independent compensation consultant. In addition, the Chief Executive Officer assesses each executive officer’s contributions to the business and his or her ability to execute on our long-term strategy when making recommendations to the Compensation Committee regarding compensation, but cannot unilaterally implement compensation changes for any executives reporting directly to him. The Chief Executive Officer does not participate in the determination of his own compensation. The Compensation Committee regularly evaluates the CEO’s performance and reviews its discussions regarding our Chief Executive Officer’s performance and compensation with the full Board prior to communicating compensation decisions to our Chief Executive Officer.

Base Salary

It is our objective to have base salaries reflect position responsibilities and the incumbent or potential incumbent’s value to the Company in performing job responsibilities. Executives are considered for periodic merit and competitive pay increases, generally on an annual basis, in the first quarter of the fiscal year. Each of our named executive officers has entered into an employment agreement with the Company. The Company had an employment agreement with Dr. Sargent prior to his departure from the Company. Minimum salaries are set in the agreement for the executives. These minimums have been determined by the Company and reviewed and confirmed with the Compensation Committee based on a variety of factors, such as market data for such position, the experience of the executive entering into the agreement and the cost of living in the executive’s home state.

In January, 2013, the Compensation Committee agreed that the executive officers would receive a market adjustment to his or her base salary, to become effective later in the year when the overall company salary adjustments were implemented by the Company. The Compensation Committee determined that Dr. D’Ambra’s base salary should be returned to its pre-2010 level of $500,000, which was comparable to the 50th percentile of base salary for CEO’s in the Company’s peer group and recognizes the Company’s improved financial and operational performance during 2012. In February 2014, the Compensation Committee agreed that the named executive officers would receive market based salary adjustments, such increase to be effective in April, 2014, the same date as the salary adjustments for the other US staff of the Company.

The following table provides information regarding base salary provided to our named executive officers in 2013 and the base salary expected for 2014:

Name	Amount of 2013 Base Salary Adjustment		2013 Base Salary	Amount of 2014 Base Salary Adjustment	2014 Base Salary (effective April , 2014)
Thomas E. D’Ambra, Ph.D.(1)	5.0%		$500,000	N/A	N/A
Michael M. Nolan	3.0%		$381,100	5.0%	$400,000
Steven R. Hagen Ph.D.	0.0	%(2)	$322,946	3.7%	$335,000
Lori M. Henderson	3.0%		$324,450	7.9%	$350,000
Bruce J. Sargent, Ph.D.(3)	2.0%		$299,889	N/A	N/A
Michael A. Luther, Ph.D.(4)	N/A		$309,998	N/A	$309,998

(1)	Dr. D’Ambra retired as President and Chief Executive Officer effective December 31, 2013.
(2)	Dr. Hagen was promoted in September 2012 to the position of Senior Vice President Pharmaceutical Development and Manufacturing at which time he was awarded a permanent base salary increase to $322,946, an 11.5% increase from his prior normalized base salary of $289,626. Dr. Hagen’s salary remained at $322,946 in 2013.
(3)	Dr. Sargent served as the Company’s Senior Vice President of Drug Discovery until December 5, 2013.
(4)	Dr. Luther joined the Company on October 28, 2013.

Annual Non-Equity Incentive Plan Awards

Our compensation program provides for an annual non-equity incentive award that is linked to individual, department and company performance. The purpose of this program is to provide additional compensation for individuals based on attaining or exceeding individual specific, department specific and/or corporate goals. Goals and objectives for the executive officers for the fiscal year are recommended by the CEO and approved by the Compensation Committee. Specific goals and objectives for the CEO are set by the Compensation Committee in consultation with the full Board of Directors.

The non-equity incentive program is designed to motivate and reward achievement of critical financial and strategic goals and milestones. Non-equity incentive awards are earned for achieving target performance levels with potential for greater or lesser amounts depending upon actual performance and are designed to motivate the executive team to achieve or exceed financial performance goals to receive an award. No non-equity incentive is awarded if performance goals are not met.

At the beginning of 2013, our Compensation Committee approved the corporate, department and individual goals under the non-equity incentive program and using competitive market practices as a guide in consultation with PM&P, established the potential non-equity incentive payouts for each named executive officer at threshold, target and superior performance levels. The following table outlines the threshold, target and superior payouts that an executive may receive (expressed as a percent of base salary).

Potential Non-Equity Incentive Payouts (% of Base Salary)

	Threshold	Target	Superior
Thomas E. D’Ambra, Ph.D.	30%	60%	90%
Steven R. Hagen, Ph.D.	20%	40%	60%
Lori M. Henderson	20%	40%	60%
Michael M. Nolan	22.5%	45%	67.5%
Bruce J. Sargent, Ph.D.	20%	40%	60%
Michael A. Luther, Ph.D.	20%	40%	60%

The following table outlines the specific weighting, by executive, for corporate versus individual goals and objectives for 2013.

	% Non-Equity Award Based on Corporate Performance Measurements	% Non-Equity Award based on Department/Individual Measurements
Thomas E. D’Ambra, Ph.D.	70%	30%
Steven R. Hagen, Ph.D.	70%	30%
Lori M. Henderson	70%	30%
Michael M. Nolan	70%	30%
Bruce J. Sargent, Ph.D.	70%	30%
Michael A. Luther, Ph.D.	70%	30%

The portion of the executive’s non-equity award that was calculated on corporate performance measurements in 2013 was based on December 31, 2013 goals and results for:

•	Contract and Milestone revenue (Exclusive of Allegra/other royalty revenue) = 35% of corporate measure
•	Operating margin (Exclusive of Allegra/other royalty revenue) = 65% of corporate measure

Dr. D’Ambra’s individual goals were established to be drivers of the financial margin/profitability and revenue goals of the corporation, along with attaining specific business related goals and milestones, in support of each other executive officer. Mr. Nolan’s goals were based on strengthening the Company’s financial position through certain key focus areas. Dr. Hagen’s goals were based on initiatives for the Company’s overall quality focus with particular focus on certain business units as well as revenue targets for the lines of business for which he is responsible. Dr. Sargent’s individual goals were based on revenue initiatives for certain business lines, development of the Company’s biology efforts, focus on the business in Asia, including Singapore and India and business growth and leadership development targets for his areas of responsibility. Ms. Henderson’s goals were based on accomplishing certain goals related to the Company’s overall corporate structure and improving the legal support structure for the Company.

Goals for 2013 were set whenever possible by identifying metrics for threshold, target and superior levels of performance. The goals were designed to be in line with business objectives and were tied to the internal corporate budgeting process. The target goal is determined using prior year attainment, market conditions and setting reasonable performance expectations. Threshold and superior goals are established setting reasonable baseline and overachievement metrics, respectively. The Company is not disclosing the specific performance targets for the key strategic and financial goals for individual members of the executive team because they represent confidential commercially sensitive information that the Company does not disclose to the public and it believes if disclosed would cause competitive harm. Goals such as improving production capacity, plant output, market share targets, cost reduction targets for materials, achieving milestone dates, achieving margin goals, and describing revenue targets for services are inherently competitive and if disclosed provide valuable insight of specific customers, markets, and areas where the Company is focusing. Goals, such as those whose focus is to improve competitive positioning, are naturally challenging due to the strong competition within the markets in which the Company operates.

Fiscal Year 2013 Non Equity Award Decisions

The corporate performance results for contract revenue target met the “Threshold” level and operating margin target met the “Target” level in 2013. In addition, each executive officer did achieve all or a portion of his or her individual goals for the 2013 year, which achievement was factored in to the computation of the non-equity incentive payments for 2013. Based on the corporate performance to the agreed upon targets, the evaluation of performance against the individual goals, and certain recommendations by the CEO, the Company awarded non-equity incentive payments for 2013 as set forth below. These payments were made during the first quarter of 2014.

Executive	2013 Non-Equity Incentive Payment
Dr. Thomas E. D’Ambra	$227,250
Dr. Steven R. Hagen	$113,354
Ms. Lori M. Henderson	$126,860
Mr. Michael M. Nolan	$169,736
Dr. Bruce Sargent(1)	$100,760
Dr. Michael A. Luther(2)	$60,000

(1)	Dr. Sargent’s bonus was calculated in the same manner as the other members of the executive staff and was paid in accordance with his separation agreement.
(2)	Dr. Luther joined the Company on October 28, 2013 and received a bonus in the amount negotiated in his employment agreement.

Technology Development Incentive Plan

The Company maintains a Technology Development Incentive Plan which was adopted and approved by the Board of Directors as an incentive to stimulate and encourage development of novel and innovative technology. Employees who are the inventors and involved in the development of intellectual property that directly results in licensing, royalty or milestone revenue are entitled to technology incentive compensation in accordance with the plan. Dr. D’Ambra, named as the inventor in our key Allegra patents, is eligible for payments of 10% of the royalties received by the Company from sanofi-aventis and other royalty paying entities under the terms of the Technology Development Incentive Plan. In 2013, Dr. D’Ambra was eligible for payment under this plan in the amount of $2,934,277.

Long Term Incentive Compensation

We maintain a long-term incentive program that provides for periodic awards of restricted Common Stock and option awards. Grants are typically made on an annual basis as recommended by the CEO and approved by the Compensation Committee. The objective of the program is to align compensation for the named executive officers over a multi-year period directly with the interests of our stockholders. In addition, this program is an important tool in the recruiting and retention of key employees. The program rewards the creation and preservation of long-term stockholder value.

We review the mix of long-term incentives, base salary and non-equity incentive payments with competitive market compensation data provided by our independent compensation consultant. There is no specific fixed percentage of compensation set to be targeted as long-term compensation. It has been the Company’s practice for an annual award to be made by the Compensation Committee to executives and key employees.

The Compensation Committee delegated authority to the Chief Executive Officer to allocate equity awards to employees who are not executive officers with limits on the number of shares that can be granted to any one individual without Committee approval. The timing of awards are made without regard to anticipated earnings or other major announcements of the Company.

In general, certain newly hired employees, including executive officers, are granted stock options and/or other equity awards on the first day of employment, with the options having an exercise price based on the fair market value of our Common Stock on the date of grant. The employees’ start dates are scheduled without regard to anticipated earnings or other major announcements by the Company.

Executives may also be awarded stock options or grants as a means of long-term incentive compensation outside of the scheduled annual distribution. Grants of this nature above a stated level, as with the annual grant, must be recommended by the CEO and reviewed and approved by the Compensation Committee, and are generally awarded for specific exceptional performance, recognition, promotion, retention of a key employee, new employment packages or other extraordinary circumstances.

The equity awards provided to each executive in 2013 are detailed in the grants of Plan-Based Awards Table and the annual awards are described more fully below.

Mix of Restricted Stock and Stock Options

The provisions of our stock incentive plan provide for the distribution of a number of potential equity incentive awards; however we have primarily utilized only stock options and restricted stock grants to date. In 2013 the Compensation Committee approved a long-term incentive grant for executives that represented a mix of restricted stock and non-qualified stock options. The mix was established such that 50% of the value of the grant for the named executives was designated as restricted stock, while 50% of the value was designated as non-qualified stock options. Because restricted stock shares are “full value” awards, we consider one share of restricted stock to have the equivalent value of three stock options.

In determining the use of long-term incentive instruments for 2013, the Compensation Committee considered the following factors:

•	The ‘at risk’ nature of the grant — Non-qualified stock options drive an executive to contribute to the creation of stockholder value through an increase in stock price in order to recognize any income at the time of exercise. This puts the option holdings at risk of generating no value if stockholders do not also recognize an increase in stock price.
•	The dilutive impact of the grant, as restricted stock awards under our plan require fewer shares to be granted to provide the same competitive value as options, and therefore the dilutive effect on earnings per share is generally lower with restricted stock.
•	The accounting impact of stock option expensing.
•	The tax implications to the Company and employee.

•	The value of each form of equity grant to the employee as a motivation and/or retention tool.
•	The number of shares granted to an executive relative to industry comparables.

Following the review of these factors, the Compensation Committee concluded that the benefits to the Company and to the executives of non-qualified stock options and restricted stock outweighed the benefits for incentive stock options. The Compensation Committee determined to award both restricted stock and non-qualified stock options to Dr. D’Ambra. Dr. D’Ambra received an award of restricted stock and options in 2013 as described more fully herein.

Performance Vesting for Restricted Stock and Stock Options

In keeping with the Compensation Committee’s decision in 2011 to utilize performance criteria for a portion of the equity awards made to the named executive officers, the Compensation Committee adopted performance criteria for certain of the restricted stock and stock options granted to the executive team. Following consultation with PM&P, the Compensation Committee determined that a focus on profitability without royalty revenue was the Company’s critical focus area for 2012 and 2013 given the approaching decline in the Allegra royalty revenue beginning in late 2013. As such, 100% of the 2012 and 2013 equity awards to Dr. D’Ambra and 50% of the 2012 and 2013 equity awards to the other members of the executive staff were performance based and require that the Company achieve certain goals in respect to contract operating margin in each year in order to vest. These equity awards, along with the time-based equity awards, vest 25% per year over four years. Based on the Company’s audited results for 2013, the Company did achieve the required goals related to operating margin and thus 25% of the performance based awards granted in 2013 and 25% of the performance based awards granted in 2012 did vest in early 2014. However, the performance awards granted to the named executive officers in 2011 had performance goals that required 20% contract revenue growth on a year over year basis. During 2013, the Company did not achieve 20% year over year revenue growth when compared to 2012 and thus 25% of the 2011 performance based awards will be forfeited by Dr. D’Ambra and the executive staff. The named executive officers continue to be eligible to earn the remaining 25% of such 2011 award as the 20% revenue growth targets are established each year based on the actual revenue achieved at the end of each prior calendar year.

Employment Agreements.

We have entered into employment agreements with all of our named executive officers, Mr. Nolan, Ms. Henderson, Dr. Hagen, Dr. Luther and Dr. Sargent. The Company had an employment agreement with Dr. D’Ambra prior to his departure as the Company’s President and CEO. These agreements provide for a certain level of severance in the event of a termination of employment by us without cause or by the executives for good reason. In return, each executive agrees, during the term of employment and for a period of time thereafter, not to compete with us or solicit or hire our employees and independent contractors. We have also entered into Employee Non-Disclosure, Proprietary Information, Inventions and Non-Solicitation Agreements with each of our named executive officers. We believe that these agreements together are fair to our executives and to our shareholders because these agreements provide severance in exchange for the restrictive covenants which protect us. Further, because the severance level is negotiated up front, it makes it easier for our board to terminate executives for any reason without the need for protracted negotiations.

The employment agreements with our named executive officers also provide additional protection to the officers in the event of a change in control, including full vesting of stock options and restricted stock and severance payments (for additional details, please see “Potential Payments upon Termination or Change-in-Control” table). Consistent with industry practice, our Compensation Committee believes it is fair to provide severance protection and accelerated vesting of equity grants upon a change in control. By agreeing up front to provide such protection, our Compensation Committee believes we can reinforce and encourage the continued attention and dedication of senior management to their assigned duties without distraction in the face of an actual or threatened change in control and ensure that management is motivated to negotiate the best merger consideration for our shareholders. The employment agreements are described in more detail in this Proxy Statement.

Under our insider trading policy, our employees, including our executive officers and directors are not permitted to engage in the following transactions with respect to our stock: sell short; buy or sell puts, calls or options in respect of the Company’s securities; purchase securities of the Company on margin; pledge our securities as collateral for a loan, or gift our securities during a period when the employee, officer or director is not permitted to trade. In addition, under insider trading laws, no director, officer or employee of the Company may: trade in our securities, including common stock, options, and any other type of securities that the Company may issue, while in possession of material, non-public information about the Company; disclose material, non-public information concerning the Company to others who may trade on the basis of that information; provide trading advice about the Company while possessing material, non-public information; or trade in the securities of any other public company while possessing material, non-public information obtained in the course of service as a director, officer or employee of the Company.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors and the Directors who served as members of the Compensation Committee during 2013 have reviewed and discussed with management the foregoing Compensation Discussion and Analysis and, based on such review and discussions, have recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

Compensation Committee

Veronica G.H. Jordan, Ph.D., Chairwoman
Kevin O’Connor
Una S. Ryan, Ph.D., O.B.E.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following table summarizes, for the fiscal years ended December 31, 2013, 2012 and 2011, the compensation awarded or paid to, or earned by, our “principal executive officer” who served through December 31, 2013, “principal financial officer”, three other highest paid executive officers whose total compensation in fiscal year 2013 exceeded $100,000, as well as our senior vice president of drug discovery who served through December 5, 2013 (our “Named Executive Officers”):

Name and Principal Position	Year	Salary		Bonus		Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)		All Other Compensation(5)	Total
Thomas D'Ambra, Ph.D., Chairman, President & CEO	2013	$478,462		$—		$159,729	$229,600	$227,250		$2,948,099	$4,043,140
	2012	$414,615		$—		$78,131	$115,200	$301,770	(6)	$3,180,407	$3,788,353
	2011	$400,000		$—		$104,997	$154,800	$—		$3,569,470	$4,229,267
Michael M. Nolan, Senior Vice President, Chief Financial Officer and Treasurer	2013	$378,118		$38,676	(1)	$79,865	$114,800	$169,736		$8,777	$789,972
	2012	$99,617		$484,642	(1)	$171,500	$165,000	$45,000		$1,864	$967,623
	2011	$—		$—		$—	$—	$—		$—	$—
Lori M. Henderson, Senior Vice President, General Counsel and Secretary	2013	$321,906		$—		$69,879	$100,450	$126,860		$12,742	$631,837
	2012	$310,961		$—		$34,181	$50,400	$154,665		$11,338	$561,545
	2011	$271,154		$—		$102,291	$271,813	$—		$10,859	$656,117
Steven R. Hagen, Ph.D., Senior Vice President	2013	$322,946		$—		$59,900	$86,100	$113,354		$11,738	$594,038
	2012	$322,946	(8)	$120,000	(7)	$29,300	$43,200	$52,108	(7)	$10,930	$578,484
	2011	$362,387		$—		$45,938	$67,725	$—		$12,194	$488,244
Bruce J. Sargent, Ph.D., Senior Vice President(9)	2013	$286,763		$—		$124,830	$173,717	$100,760		$25,266	$711,336
	2012	$290,231		$—		$29,300	$43,200	$131,124		$14,322	$508,177
	2011	$280,000		$—		$75,888	$112,125	$—		$18,422	$486,435
Michael A. Luther, Ph.D., Vice President(10)	2013	$47,692		$—		$259,600	$242,800	$60,000		$537	$610,629
	2012	$—		$—		$—	$—	$—		$—	$—
	2011	$—		$—		$—	$—	$—		$—	$—

(1)	Mr. Nolan joined the Company in September 2012 and his base salary was established at that time based on a review of comparable compensation arrangements for the peer group, the salary of the previous Chief Financial Officer and negotiations with Mr. Nolan prior to his joining the Company. Mr. Nolan was paid a sign-on bonus in the amount of $34,083. On December 27, 2012, the Compensation Committee approved a relocation bonus payable to Mr. Nolan in consideration of Mr. Nolan’s relocation from the Boston Massachusetts area to the Albany New York region (“Relocation Bonus”). The Relocation Bonus, in the amount of $302,065, was paid to Mr. Nolan prior to the end of 2012. In addition, in accordance with the terms of the employee Agreement with Mr. Nolan, the Compensation Committee approved the payment of $129,829, which Mr. Nolan used to pay certain closing costs in connection with the sale of one home and the acquisition of the new home. Mr. Nolan was also paid an additional $18,665 which was used for temporary housing expenses. In addition, the Compensation Committee approved, and the Company has entered into, an amendment to the Employment Agreement to require that the Relocation Bonus be repaid in the event that Mr. Nolan terminates employment with the Company voluntarily or is terminated by the Company for cause within 24 months of the date of the relocation. The other relocation expenses paid or payable to Mr. Nolan in connection with his relocation to the Albany New York area, including the closing costs referenced above, are required to be repaid under the terms of the Employment Agreement, in the event that Mr. Nolan terminates employment with the Company voluntarily or is terminated by the Company for cause within 24 months of the date of the relocation. In 2013, Mr. Nolan received a payment in the amount of $38,676 that was related to reimbursement for moving expenses as approved by the Compensation Committee.
(2)	This column represents the aggregate grant date fair value of restricted stock awards with respect to the 2013, 2012 or 2011 fiscal year granted to each executive officer in accordance with FASB ASC Topic 718. For restricted stock, fair value is calculated using the average of the high and low price of our stock on the date of the grant. See Note 8 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2013 regarding assumptions underlying the valuation of these equity awards. With respect to 2011, the value is calculated based on forfeiture of the first year (25%) of the performance based restricted stock awards based on 2011 forecasted results as of the grant date. If the maximum outcome in 2011 was achieved, the total amounts for each individual would have been: Dr. D’Ambra $139,997, Dr. Hagen $52,000, Ms. Henderson $109,947 and Dr. Sargent $82,450.
(3)	This column represents the aggregate grant date fair value of option awards with respect to the 2013, 2012, or 2011 fiscal year granted to each of the named executives in accordance with FASB ASC Topic 718. For stock options, fair value is calculated using the Black-Scholes calculated value on the date of the grant. See Note 8 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2013 regarding assumptions underlying the valuation of these equity awards. With respect to 2011, the value is calculated based on forfeiture of the first year (25%) of the performance based option grants based on 2011 forecasted results as of the grant date. If the maximum outcome in 2011 was achieved, the total amounts for each individual would have been: Dr. D’Ambra $206,400, Dr. Hagen $77,400, Ms. Henderson $283,100 and Dr. Sargent $121,800.
(4)	This column represents earnings derived from payments from our annual incentive program. Each named executive was eligible to receive a payment based on the achievement of personal, departmental and corporate goals set for 2013, 2012, or 2011.
(5)	See the All Other Compensation Table below for additional detailed information.
(6)	Dr. D’Ambra was eligible to receive a bonus for 2012 in the amount of $301,770 based on the Company’s performance and his performance against established personal goals. Dr. D’Ambra requested that the Compensation Committee not award him this bonus, but instead that the bonus be redistributed at the request of Dr. D’Ambra to other members of the AMRI staff and that $75,000 of such bonus amount be used by AMRI to make a charitable contribution.
(7)	Dr. Hagen was awarded a discretionary bonus of $100,000 in October, 2012 in recognition of his promotion to Senior Vice President which was treated as an offset to any potential bonus that would have been earned for his performance during 2012. Based on the Company’s actual results for 2012 and Dr. Hagen’s performance, he was eligible for a bonus in the amount of $152,108 for the 2012 year. Dr. Hagen’s 2012 bonus amount was enhanced by an additional $20,000 discretionary payment in recognition of his accomplishments during 2012 and the outstanding performance of the business units under his leadership, particularly the Company’s large scale manufacturing facility in Rensselaer, New York and he therefore received $72,108 as a bonus payment at the completion of 2012 at the time such payments were made to the other named executive officers.
(8)	In January, 2011, the Board of Directors of the Company provided a temporary increase to Dr. Hagen’s base salary to $370,604. Such base salary was then decreased in December 2011 to $322,946, which was the annual amount being paid to Dr. Hagen at the time of the Compensation Committee’s deliberations regarding the base salaries of the executive team in early 2012 and was considered a temporary base salary for Dr. Hagen. Along with the rest of the executive team, Dr. Hagen was granted a 5% increase in his base salary in April 2012 which led to his having a base salary of $289,626, excluding the amount of the temporary increase. The temporary base salary increase was implemented to allow Dr. Hagen more time to sell a home owned by him, which home was sold in October, 2012. Dr. Hagen was promoted in September 2012 to the position of Senior Vice President Pharmaceutical Development and Manufacturing at which time he was awarded a permanent base salary increase to $322,946, an 11.5% increase from his prior normalized base salary of $289,626. Dr. Hagen’s salary remained at $322,946 in 2013.
(9)	Dr. Sargent was the Company’s Senior Vice President of Discovery and Development through December 5, 2013. Dr. Sargent’s salary earned from January 1, 2013 through December 5, 2013 was $286,763. Dr. Sargent was also paid severance in the amount of $11,534 from December 6, 2013 to December 31, 2013 and received a payment in the amount of $550 relating to his decision to opt out of the Company’s group medical plan. The amount in the Stock Awards column relating to Dr. Sargent represents the grant date fair market value of the restricted stock granted in 2013 and the incremental fair value of the stock awards that were not forfeited and the expense taken by the Company in relation to the modification of the stock awards pursuant to Dr. Sargent’s separation agreement. The amount in the Options Awards column relating to Dr. Sargent represents the Black Scholes value of the options granted in 2013 and the incremental fair value of the option awards that were not forfeited and the expense taken by the Company in relation to the modification of the option awards pursuant to Dr. Sargent’s separation agreement. Upon Dr. Sargent’s retirement, a portion of the 2013 stock awards and option awards were forfeited. Specifically, based on the valuation methods outlined herein and upon retirement, Dr. Sargent forfeited 2013 stock awards in the amount of $44,925 and forfeited option awards in the amount of $64,575.
(10)	Dr. Luther joined the Company on October 28, 2013 and his base salary, pro-rated in the above table, was established at that time based on a review of comparable compensation arrangements for the peer group, the salary of the previous Senior Vice President of Discovery and Development services and negotiations with Dr. Luther prior to his joining the Company.

All other Compensation

	Year	Payments Related to 401(k) Match(1)	Value of Life Insurance Premiums(2)	Tech Development Incentive Program(3)	Severance/ Vacation Pay(4)	Total
Thomas E. D'Ambra, Ph.D.	2013	$11,500	$2,322	$2,934,277	$—	$2,948,099
	2012	$11,250	$2,322	$3,166,835	$—	$3,180,407
	2011	$11,000	$2,322	$3,556,148	$—	$3,569,470
Michael M. Nolan	2013	$7,967	$810	$—	$—	$8,777
	2012	$1,708	$156	$—	$—	$1,864
	2011	$—	$—	$—	$—	$—
Lori M. Henderson	2013	$11,500	$1,242	$—	$—	$12,742
	2012	$10,096	$1,242	$—	$—	$11,338
	2011	$9,808	$1,051	$—	$—	$10,859
Steven R. Hagen, Ph.D.	2013	$10,496	$1,242	$—	$—	$11,738
	2012	$9,688	$1,242	$—	$—	$10,930
	2011	$11,000	$1,194	$—	$—	$12,194
Bruce J. Sargent, Ph.D.	2013	$11,038	$2,144	$—	$12,084	$25,266
	2012	$11,250	$2,322	$750	$—	$14,322
	2011	$11,000	$2,302	$5,100	$—	$18,422
Michael A. Luther, Ph.D.	2013	$358	$179	$—	$—	$537
	2012	$—	$—	$—	$—	$—
	2011	$—	$—	$—	$—	$—

(1)	This column reports Company matching contributions to the named executives’ 401(k) savings account. Subject to caps imposed by the IRS, we provide a net contribution equal to 50% of salaried employees’ contribution to the 401(k) savings plan up to a maximum of 10% of salary.
(2)	This column represents taxable value of premiums made on the part of the Company to cover term life insurance for each of the named executive officers in the amount of two (2) times their base salary of the prior calendar year.
(3)	AMRI maintains a Technology Development Incentive Plan. In 2013, Dr. D’Ambra was eligible for a payment under the Plan in the amount of $2,934,277. Dr. D’Ambra, named as the inventor in our key Allegra patents, is eligible for payments of 10% of the royalties received from sanofi-aventis under the terms of the plan. For a description of the Technology Development Incentive Plan, see the “Compensation Discussion and Analysis — Technology Development Incentive Plan” section of this proxy statement.
(4)	This column represents paid severance in the amount of $11,534 to Dr. Sargent from December 6, 2013 to December 31, 2013 and a payout to Dr. Sargent in the amount of $550 relating to his decision to opt out of the Company’s group medical plan.

Grants of Plan-Based Awards

The following table provides information pertaining to equity awards granted to the named executives in 2013 as well as the non-equity incentive award potential for the named executive officers for the attainment of an incentive payout at the listed level, as explained in “Annual Non-Equity Incentive Awards” section of the Compensation Discussion and Analysis.

					Option and Stock Awards
		Estimated Future Payouts Under Non Equity Incentive Plan Awards(1):			All other Stock Awards: Number of Shares of Stock or units (#)(2)	All other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards(3)
Name	Grant Date	Threshold ($)	Target ($)	Superior ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Thomas E. D'Ambra, Ph.D.	1/31/2013	$150,000	$300,000	$450,000		80,000	$5.99	$229,600
	1/31/2013				26,666			$159,729
Michael M. Nolan	1/31/2013	$85,748	$171,495	$247,243		40,000	$5.99	$114,800
	1/31/2013				13,333			$79,865
Lori M. Henderson	1/31/2013	$64,890	$129,780	$194,670		35,000	$5.99	$100,450
	1/31/2013				11,666			$69,879
Steven R. Hagen, Ph.D.	1/31/2013	$64,589	$129,178	$193,768		30,000	$5.99	$86,100
	1/31/2013				10,000			$59,900
Michael A. Luther, Ph.D.	10/28/2013	$62,000	$123,999	$185,999		40,000	$12.98	$242,800
	10/28/2013				20,000			$259,600
Bruce J. Sargent, Ph.D.(4)	1/31/2013	$59,980	$119,960	$179,939		30,000	$5.99	$86,100
	1/31/2013				10,000			$59,900

(1)	Columns (c), (d), and (e) reflect the Named Executive Officer’s (NEO) potential payments for attaining the level “Threshold”, “Target” or “Superior” for attainment of their 2013 goals and objectives. Payments actually made are reflected in the Summary Compensation Table and reflect the Company’s actual performance against the 2013 goals and objectives. For a description on the attainment of 2013 goals and objectives, see the “Compensation Discussion and Analysis — Fiscal Year 2013 Non Equity Award Decisions” section of this Proxy Statement.
(2)	Restricted stock and non-qualified stock option awards vest as follows: 100% of the 2013 equity awards to Dr. D’Ambra and 50% of the 2013 equity awards to the other members of the executive staff were performance based and require that the Company achieve certain goals in respect to contract operating margin in each year in order to vest (the “2013 Performance Targets”). These equity awards, along with the time-based equity awards, vest 25% per year over four years. Based on the Company’s audited results for 2013, the Company did achieve the year’s goal related to operating margin and thus 25% of the performance based awards granted in 2013 did vest in early 2014.
(3)	The grant date fair market value of the option shares is calculated using the Black Scholes valuation on the day of grant and multiplying it by the number of shares. The grant date fair market value of the Stock is calculated by multiplying the number of shares granted by the price per share of the grant date.
(4)	Dr. Sargent retired on December 5, 2013. In 2013, Dr. Sargent was granted 10,000 shares of restricted stock and 30,000 shares of non-qualified stock options. However, upon his retirement, Dr. Sargent forfeited 7,500 shares of restricted stock and 22,500 shares of non-qualified stock options granted in 2013.

Option Exercises and Stock Vested

The following table sets forth certain information regarding restricted stock awards vested during 2013 for the named executive officers and options exercised during 2013 by the named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Thomas E. D'Ambra, Ph.D.	—	—	6,667	$51,936
Michael M. Nolan	—	—	12,500	$156,500
Lori M. Henderson	—	—	6,877	$53,730
Steven R. Hagen, Ph.D.	2,500	$19,875	8,050	$78,422
Bruce J. Sargent, Ph.D.	7,500	$62,850	7,250	$67,616

(1)	Value realized by determining the difference between the market price of Company’s common stock as reported by the NASDAQ on the date of the exercise and the exercise or base price of the options.
(2)	Value realized is calculated on the basis of the closing price of our Common Stock as reported on NASDAQ on the date of the vesting, multiplied by the number of shares of Common Stock that vested.

Outstanding Equity Awards at 2013 Fiscal Year End

The following table provides information on the holdings of stock options and stock awards by the named executives on December 31, 2013. This table includes unexercised and unvested options and restricted stock. Each equity grant is shown separately for each named executive officer. The vesting schedule for each grant is based on the option or stock award grant date, as described in more detail in the footnotes to the table.

The market value of the stock awards is based on the closing market price of AMRI stock as of December 31, 2013, of $10.08.

	Option Awards					Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Option Exercise Price ($)	Option Expiration Date(2)	Stock Grant Date	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Thomas E. D’Ambra, Ph.D.	06/02/2011		40,000	5.25	06/02/2021	06/02/2011	13,333	134,397
	02/17/2012	20,000	60,000	2.93	02/17/2022	02/17/2012	19,999	201,590
	01/31/2013		80,000	5.99	01/31/2023	01/31/2013	26,666	268,793
Michael M. Nolan	09/17/2012	25,000	75,000	3.43	09/17/2022	09/17/2012	37,500	378,000
	01/31/2013		40,000	5.99	01/31/2023	01/31/2013	13,333	134,397
Lori M. Henderson	02/04/2011	40,000	40,000	4.87	02/04/2021	02/04/2011	5,000	50,400
	06/02/2011	8,750	17,500	5.25	06/02/2021	06/02/2011	5,831	58,776
	02/17/2012	8,750	26,250	2.93	02/17/2022	02/17/2012	8,749	88,190
	01/31/2013		35,000	5.99	01/31/2023	01/31/2013	11,666	117,593
Steven R. Hagen, Ph.D.	03/05/2007	3,000		9.34	3/5/2017
	03/17/2008	7,500		11.21	3/17/2018
	11/03/2008	15,000		13.20	11/3/2018
	03/16/2009	8,400	2,100	8.31	3/16/2019	03/16/2009	700	7,056
	03/08/2010	6,300	4,200	8.90	3/8/2020	03/08/2010	1,400	14,112
	06/02/2011	7,500	15,000	5.25	06/02/2021	06/02/2011	5,000	50,400
	02/17/2012	5,000	22,500	2.93	02/17/2022	02/17/2012	7,500	75,600
	01/31/2013		30,000	5.99	01/31/2023	01/31/2013	10,000	100,800
Michael A. Luther, Ph.D.	10/28/2013		40,000	12.98	10/28/2023	10/28/2013	20,000	201,600
Bruce J. Sargent, Ph.D.(3)	02/05/2004	20,000		15.85	02/05/2014	03/16/2009	700	7,056
	05/05/2006	6,000		10.03	05/05/2016	03/08/2010	700	7,056
	03/05/2007	7,500		9.34	03/05/2017	01/05/2011	3,000	30,240
	03/17/2008	10,500		11.21	03/17/2018	06/02/2011	1,250	12,600
	03/16/2009	8,400	2,100	8.31	03/16/2019	02/17/2012	2,500	25,200
	03/08/2010	6,300	2,100	8.90	03/08/2020	01/31/2013	2,500	25,200
	01/05/2011		9,000	5.99	01/05/2021
	06/02/2011	7,500	3,750	5.25	06/02/2021
	02/17/2012		7,500	2.93	02/17/2022
	01/31/2013		7,500	5.99	01/31/2023

(1)	The 2013 equity awards to Dr. D’Ambra and 50% of the 2013 equity awards to the other members of the executive staff were performance based and require that the Company achieve certain goals in respect to contract operating margin in each year in order to vest (the “2013 Performance Targets”). These equity awards, along with the time-based equity awards, vest 25% per year over four years. The 2012 equity awards to Dr. D’Ambra and 50% of the 2012 equity awards to the other members of the executive staff were performance based and require that the Company achieve certain goals in respect to contract operating margin in each year in order to vest (the “2012 Performance Targets”). These equity awards, along with the time-based equity awards, vest 25% per year over four years. Based on the Company’s audited results for 2012 and 2013, the Company did achieve the first and second year’s goal related to operating margin and thus 25% of the performance based awards granted in 2012 did vest in early 2013 and an additional 25% of the performance based awards granted in 2012 did vest in early 2014. However, the performance awards granted to the named executive officers in 2011 had performance goals that required 20% contract revenue growth on a year over year basis. During 2013, the Company did not achieve 20% year over year revenue growth when compared to 2012 and thus 25% of the 2011 performance based awards will be forfeited again this year by Dr. D’Ambra and the executive staff. The named executive officers continue to be eligible to earn the remaining 25% of such 2011 award as the 20% revenue growth targets are established each year based on the actual revenue achieved at the end of each prior calendar year. The forfeited 2011 performance based awards are not included as shares that have not yet vested above.
(2)	For all unvested options and restricted stock granted prior to 2011, the vesting terms were 60% vesting on the third anniversary of the date of grant, 20% vesting on the fourth anniversary of the date of grant and 20% on the fifth anniversary of the date of grant. This vesting schedule also applies to grants made to Dr. Sargent on January 5, 2011. The other stock options and restricted stock granted in 2011, 2012 and 2013 that are not performance based, contain a vesting schedule that provides for 25% vesting on each anniversary date of the grant.
(3)	Dr. Sargent was the Company’s Senior Vice President of Discovery and Development through December 5, 2013. For purposes of the above table, Dr. Sargent’s information on the holdings of stock options and stock awards is as of December 31, 2013. Pursuant to his separation agreement, the stock awards outlined in the above chart were not forfeited and instead shall continue to vest in 2014. The option awards outlined above shall remain eligible to be exercised for three months following the 2014 vesting dates associated with those shares.

Agreements with Named Executive Officers

The Company is party to employment agreements with Mr. Nolan, Ms. Henderson, Dr. Luther and Dr. Hagen and had employment agreements with Dr. D’Ambra and Dr. Sargent prior to their respective retirements. The terms of the agreements are substantially similar, except with respect to stated minimum annual base salary, and with respect to benefits payable upon termination of employment upon a change of control. For a description of the employment agreements, please see our discussion in the Compensation Discussion and Analysis section of this proxy statement under the “Employment Agreements” section. The following description sets forth the terms of agreements with named executive officers.

Agreements with Dr. D’Ambra

Effective January 1, 2014, the Company entered into a new agreement with Dr. D’Ambra relating to his transition into his current position as non-executive Chairman of the Board of Directors. Under the employment agreement in effect on December 31, 2013 with Dr. D’Ambra, if the Company elected not to extend Dr. D’Ambra’s employment agreement for any reason, or if his employment was terminated by the Company without cause (as defined in the employment agreement) or by him upon a material breach of the agreement by the Company, the Company would have continued to pay him his base salary for two years, plus an amount equal to Dr. D’Ambra’s non-equity incentive award paid for the year prior to the year of termination, payable in monthly installments over the two year period. If there was a change of control (as defined in the employment agreement) and within two (2) years following a change in control Dr. D’Ambra’s employment was terminated without cause or Dr. D’Ambra resigned for good reason (as defined in the employment agreement), then Dr. D’Ambra would have been entitled to receive a severance amount equal to the sum of three times (i) his annual base salary, plus (ii) his non-equity incentive award received in respect of the immediately preceding year, payable in a lump sum.

Agreements with other Named Executive Officers

If the Company elects not to extend the employment agreement for any reason, or if employment is terminated by the Company without cause (as defined in the employment agreement) or by the named executive officers upon a material breach of the agreement by the Company, the Company would continue to pay their base salary for one year, plus an amount equal to the non-equity incentive award paid for the year prior to the year of termination, payable in monthly installments over this one year period. If there is a change of control (as defined in the employment agreements) and within two (2) years following a change in control the executive’s employment is terminated without cause or the executive resigns for good reason (as defined in the employment agreement), then such executive will be entitled to receive a severance amount equal to the sum of a multiple of (i) the executive’s annual base salary, plus (ii) the executive’s non-equity incentive award received in respect of the immediately preceding year payable in a lump sum, and the multiple of base salary and non-equity incentive award to be paid by the Company to Mr. Nolan Ms. Henderson, Dr. Hagen, Dr. Luther and formerly Dr. Sargent upon the termination of their employment following a change of control is 1.5 times. In addition, each executive is entitled to receive a pro rata target cash bonus for the year of termination. Any payment of severance by the Company is subject to the executive signing a release of claims in a form satisfactory to the Company. The employment agreements require that payments and benefits to each named executive officer will be reduced only if the executive would receive a greater after-tax amount with the reduction.

Following a change in control the executives will also be entitled to outplacement services and continued health and dental coverage (for a period of 12 months) following such termination in connection with any termination of employment of the Company without cause or a resignation for good reason.

Under the employment agreements, if an executive’s employment is terminated by the Company in connection with the executive’s disability, or due to the executive’s death, the executive will be eligible to receive a pro-rated bonus with respect to the year of termination and, in the case of a permanent disability, will be entitled to receive continued medical and dental insurance benefits under the Company’s health and welfare plans for a period of 12 months following such termination. The Company has also entered into Employee Non-Disclosure, Proprietary Information, Inventions and Non-Solicitation Agreements with its named executive officers which outline responsibilities relating to confidentiality and non-solicitation of Company’s employees for a certain period.

Potential Payments Upon Termination or Change-in-Control

The table below details the potential payments to the executives under the circumstances of termination that is listed. The amounts listed in the table represent the total payment to be made for that compensation/benefit element, not an annual amount. In accordance with the rules of the Securities Exchange Commission, the table below is prepared as if the relevant event occurred on December 31, 2013; based on the compensation arrangements in place for each named executive officer as of that date.

		Voluntary		Involuntary
Payments and Benefits	Name	Employee Termination Without Good Reason	Employee Termination upon Company Breach	Termination Without Cause	Termination for Cause	Termination upon Death or Disability(5)	Change of Control Without Termination(6)	Termination after Change-in-Control(7)
Cash Severance(1)	D'Ambra	—	1,000,000	1,000,000	—	—	—	1,500,000
	Nolan	—	381,100	381,100	—	—	—	571,650
	Henderson	—	324,450	324,450	—	—	—	486,675
	Hagen	—	322,946	322,946	—	—	—	484,419
	Luther	—	309,998	309,998	—	—	—	449,834
Bonus Component(1)	D'Ambra	—	—	—	—	227,250	300,000	300,000
	Nolan	—	—	—	—	169,736	152,440	152,440
	Henderson	—	—	—	—	126,860	129,780	129,780
	Hagen	—	—	—	—	113,354	129,178	129,178
	Luther	—	—	—	—	60,000	123,999	123,999
Stock Options(2)	D'Ambra	—	—	—	—	—	949,400	949,400
	Nolan	—	498,750	498,750	—	—	580,550	580,550
	Henderson	—	208,400	208,400	—	—	468,538	468,538
	Hagen	—	—	—	—	—	364,698	364,698
	Luther	—	—	—	—	—	—	—
Restricted Stock(2)	D'Ambra	—	—	—	—	—	604,790	604,790
	Nolan	—	378,000	378,000	—	—	512,397	512,397
	Henderson	—	50,400	50,400	—	—	314,960	314,960
	Hagen	—	—	—	—	—	247,968	247,968
	Luther	—	201,600	201,600	—	—	201,600	201,600
Health Care Benefits(3)	D'Ambra	—	23,612	23,612	—	7,274	—	23,612
	Nolan	—	10,391	10,391	—	10,391	—	10,391
	Henderson	—	10,391	10,391	—	10,391	—	10,391
	Hagen	—	10,391	10,391	—	10,391	—	10,391
	Luther	—	10,391	10,391	—	10,391		10,391
Outplacement(4)	D'Ambra	—	12,000	12,000	—	—	—	12,000
	Nolan	—	12,000	12,000	—	—	—	12,000
	Henderson	—	12,000	12,000	—	—	—	12,000
	Hagen	—	12,000	12,000	—	—	—	12,000
	Luther	—	12,000	12,000	—	—	—	12,000
Total	D'Ambra	—	1,035,612	1,035,612	—	234,524	1,854,190	3,389,802
	Nolan	—	1,280,241	1,280,241	—	180,127	1,245,387	1,839,428
	Henderson	—	605,641	605,641		137,251	913,277	1,422,344
	Hagen	—	345,337	345,337		123,745	741,844	1,248,654
	Luther	—	533,989	533,989		70,391	325,599	797,824

(1)	Dr. D’Ambra’s employment agreement provided for 24 months of severance salary and prior years’ bonus in the event a termination due to “termination without cause,” or by “company breach”. The agreement provided for 36 months of severance salary and prior years’ bonus in the event of termination due to a change in control, provided that termination occurs within two years of the change in control. If there was a change in control, the Company would have had to pay Dr. D’Ambra a sum equal to his pro-rata target (100%) cash bonus for the year in which the change of control occurred. If there was a change of control and Dr. D’Ambra’s employment was terminated without cause, the Company would have had to pay Dr. D’Ambra a sum equal to three (3) times his base salary and bonus paid the previous year. The Company entered into a new agreement with Dr. D’Ambra, effective January 1, 2014, relating to Dr. D’Ambra’s new role as non-executive Chairman of the Board of Directors. For additional details relating to other employment agreements, see the “Agreements with Named Executive Officers” section.
(2)	This amount represents the intrinsic value (that is, the value based upon the Company’s stock price on December 31, 2013 of $10.08 per share), and in the case of options minus the exercise price of equity awards that would become exercisable as of December 31, 2013. Ms. Henderson, Mr. Nolan and Dr. Luther have a provision in their employment agreements which requires accelerated vesting of certain options and restricted stock granted when they joined the Company in the event their employment is terminated without cause or upon company breach, as such terms are defined in the employment agreements.
(3)	The amounts indicated are equal to the cost to the Company minus employee paid premiums for the executive’s health and dental insurance premiums. In 2013, such cost to the Company for health and dental insurance is calculated at $866/month, $825/month, or $606/month depending on plan status. Dr. D’Ambra’s agreement provides for three (3) years of health and dental coverage. An increase rate of 8% was assumed for determining the calculations for the final years.
(4)	The amount shown in this row represents the value of services provided by a third party to assist the executives in obtaining a new position. AMRI utilizes a global employment transition service firm to provide outplacement job search assistance to terminated executives. The fee listed reflects the negotiated outplacement fee to assist a senior executive in their job search for a period of one year.
(5)	Each executive’s agreement provides that “upon death or disability,” the executive would receive a pro rata non-equity incentive award based on the number of days the executive worked in the year prior to death or disability.
(6)	Upon a change of control without termination, each executive’s agreement contains a provision wherein all outstanding stock options, restricted stock, or other equity awards immediately vest. In addition, each executive is entitled to receive upon the change of control a lump sum equal to the Executive’s pro rata target cash bonus for the year in which the change of control occurred (as such may be set forth in the Company’s bonus plan for such year and calculated assuming target achievement of corporate and personal goals); such pro rata amount to be determined based on the actual date of the closing of such Change of Control transaction.
(7)	Each executive’s agreement contains a “double-trigger” event wherein a change-in-control event coupled with a termination within twenty-four (24) months results in the amounts reflected in this column. Dr. Sargent was the Company’s Senior Vice President of Discovery and Development through December 5, 2013. The amounts paid out to Dr. Sargent in 2013 are outlined in the Summary Compensation Table.

COMPENSATION OF DIRECTORS

Our directors who are also employees receive no additional compensation for their services as directors. Our non-employee directors are compensated in accordance with a compensation policy that has been determined by the Compensation Committee of the Board. In 2008, a market analysis of Board Compensation practices was conducted by independent compensation consultants PM&P at the request of the Compensation Committee. PM&P presented information to the Compensation Committee regarding each component of compensation and information regarding total compensation versus the competitive market using the Peer Group. This analysis was updated during 2011, particularly with reference to the newly approved peer group of companies that was developed for both the executive compensation and director compensation reviews. In addition, the Compensation Committee consulted with PM&P during 2013 on: (i) the appropriate fee for the newly created position of non-executive Chairman of the Board of Directors; and (ii) the appropriate measure of equity compensation for non-employee Directors. Taking into consideration PM&P’s findings and recommendations, the director cash compensation was modified in 2013 to replace the annual grant of options to purchase 10,000 shares of Company stock to a value based grant, which awarded a value of $70,000 in equity to each non-employee Director, with half the value delivered in the form of stock options and half in the form of restricted stock. In addition, an annual retainer of $55,000 was established for the non-executive Chairman of the Board of Directors position.

During 2013, we paid our non-employee directors:

•	An annual retainer of $30,000
•	$2,000 for each Board of Directors meeting attended
•	$1,000 for each Board of Directors meeting where participation was by teleconference
•	$1,000 to members of each committee for each committee meeting attended
•	$55,000 to the non-executive Chairman of the Board
•	$500 to members of each committee for each committee teleconference
•	$13,500 to the Lead Independent Director (when in existence)
•	$13,500 to the chair of the Audit Committee
•	$10,000 to the chair of each of the Compensation Committee and the Nominating and Corporate Governance Committee
•	$70,000 equity grant, divided in value equally between restricted stock and options
•	Grant of non-qualified stock options to purchase 12,367 shares of Common Stock with an exercise price equal to the fair market value on the date of grant
•	Grant of 5,843 shares of restricted stock with a vesting period of one year from the date of grant

Non-employee directors also are reimbursed for reasonable expenses incurred in attending Board of Directors and Committee meetings. Directors receive no additional compensation for informal Board or Committee meetings.

The Board of Directors requires non-employee directors to own AMRI shares. The Board adopted a policy requiring that the annual fee paid to each non-employee director will be paid half in cash and half in a grant of Common Stock of the Company until such time as such director holds common stock of the Company having a fair market value of at least $100,000. At that time, the non-employee director may receive a greater portion of his annual retainer fee in the form of cash subject to this minimum holding requirement. At any time, non-employee directors may choose to receive a greater portion of their annual retainer fee in the form of Common Stock.

AMRI does not provide termination or change of control agreements for non-employee directors, nor are any perquisites or life insurance premium payments offered to the directors.

Director Compensation Table

Name	Year	Fees Earned or Paid in Cash(1) ($)	Stock Awards(1)(2) ($)	Option Awards(3) ($)	Total ($)
Veronica G.H. Jordan, Ph.D.	2013	49,000	50,000	35,000	134,000
Gabriel Leung	2013	47,000	35,000	35,000	117,000
William S. Marth	2013	69,500	65,000	35,000	169,500
Kevin O’Connor	2013	46,000	50,000	35,000	131,000
Arthur J. Roth	2013	58,858	39,142	35,000	133,000
Una S. Ryan, Ph.D., O.B.E.	2013	32,500	50,000	35,000	117,500

(1)	Directors’ annual retainer is paid 50% in cash and 50% in AMRI stock until such time as the Director holds AMRI stock with a minimum value of at least $100,000. At any time, non-employee Directors may choose to receive a greater portion of their annual retainer fee in the form of Common Stock. Award values in the column labeled Stock Awards reflect such payments.
(2)	This column represents the aggregate grant date fair value of awards in accordance with FASB ASC Topic 718. Fair value is calculated using the average of the high and low price on the date of the stock award grant.
(3)	This column represents the aggregate grant date fair value of stock options granted to the directors in 2013. The fair value was estimated using the Black-Scholes option-pricing model in accordance with the FASB ASC Topic 718. The following directors have outstanding option awards as of the 2013 fiscal year-end: Dr. Jordan (72,367), Mr. Leung (42,367), Mr. Marth (22,367), Mr. O’Connor (82,367), Mr. Roth (82,367), and Dr. Ryan (72,367).

Compensation Committee Interlocks and Insider Participation

During 2013, Dr. Jordan, Dr. Ryan and Mr. O’Connor served as members of the Compensation Committee. During the last year, no executive officer of the Company served as: (i) a member of the Compensation Committee (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served on the Compensation Committee of the Company; (ii) a Director of another entity, one of whose executive officers served on the Compensation Committee of the Company; or (iii) a member of the compensation committee (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a Director of the Company.

Related Party Transactions

Dr. D’Ambra is entitled to payments under the Company’s Technology Development Incentive Plan for amounts paid to the Company under the license agreement with sanofi-aventis, including 10% of all royalties paid to the Company. During 2013, Dr. D’Ambra received payments in the aggregate amount of $2,934,277 under this plan. Please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed on March 17, 2014 for information on the Company’s licensing agreement with sanofi-aventis.

Until October 2013, Mr. O’Connor was the Chief Executive Officer of Tech Valley Communications, a telecommunications company which services the Albany, New York region. During 2013, Tech Valley Communications was one of the providers of telephone and internet services to the Company. Tech Valley Communications was paid approximately $187,000 for services rendered to the Company in 2013.

Mr. Marth was previously President and Chief Executive Officer of Teva Americas, Teva North America and Teva USA, all affiliates or former affiliates of a global pharmaceutical company to which the Company provided a variety of services in 2013. The Company received approximately $1,446,000 in contract revenue from this customer in 2013.

Audit Committee Report

The Audit Committee reviews AMRI’s financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal financial controllership, for preparing the financial statements and for the public reporting process. KPMG LLP, our Company’s independent auditor for 2013, is responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles. In addition, KPMG will express its own opinion on the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee is also responsible for the review and approval of related-party transactions that are required to be disclosed under Item 404 of Regulation S-K. Pursuant to the Company’s Corporate Governance Guidelines, the Board evaluates all relationships between the Company and each Director in light of relevant facts and circumstances for determining if any relationship exists that might interfere with a Director’s ability to satisfy his or her responsibilities as an independent Director. The Audit Committee has reviewed and approved such related-party transaction disclosed herein.

The Audit Committee has reviewed and discussed with management and KPMG the audited financial statements for the year ended December 31, 2013, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and KPMG’s evaluation of the Company’s internal control over financial reporting. The Audit Committee has discussed with KPMG the matters that are required to be discussed by professional standards. The Audit Committee has received the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board for independent auditor communications with audit committees concerning independence. The Audit Committee has concluded that KPMG’s provision of audit and non-audit services to AMRI and its affiliates are compatible with KPMG’s independence. Based on the considerations and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements for the year ended December 31, 2013 be included in our Annual Report on Form 10-K for 2013. This report is provided by the following independent directors, who comprise the Audit Committee:

Audit Committee

Arthur J. Roth, Chairman
Veronica G.H. Jordan, Ph.D.
Gabriel Leung

PRINCIPAL AND MANAGEMENT STOCKHOLDERS

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of April 14, 2014 of (i) each person known by the Company to beneficially own five percent or more of the outstanding shares of the Company’s Common Stock, (ii) the directors and executive officers of the Company and (iii) all directors and executive officers of the Company as a group. Unless otherwise indicated below, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law.

	Shares Beneficially Owned
Name of Beneficial Owner(1)	Number	Percent(2)
Executive Officers
William S. Marth(3)	306,066	*
Michael M. Nolan(4)	96,093	*
Lori M. Henderson(5)	155,872	*
Steven R. Hagen, Ph.D.(6)	104,480	*
Michael A. Luther, Ph.D.(7)	32,500	*
George Svokos(8)	44,584	*
Directors
Thomas E. D'Ambra, Ph.D.(9)	2,888,546	8.9%
Veronica G.H. Jordan, Ph.D.(10)	106,304	*
Gabriel Leung(11)	71,044	*
Kevin O'Connor(12)	117,577	*
Arthur J. Roth(13)	114,223	*
Una S. Ryan, Ph.D., O.B.E.(14)	103,241	*
All executive officers and directors as a group	4,140,530	12.8%
Five Percent Shareholders
Constance M. D'Ambra(15)	2,679,318	8.3%
Bessemer Trust Company of Delaware N.A.(16)	4,293,289	13.3%
Visium Balanced Master Fund, Ltd.(17)	3,150,000	9.7%
Wellington Management Company, LLP(18)	2,841,697	8.8%
Dimensional Fund Advisors LP(19)	2,625,231	8.1%
BlackRock, Inc.(20)	2,497,711	7.7%
Millennium Management(21)	1,706,808	5.3%
Royce & Associates, LLC(22)	1,412,568	4.4%

*	Less than 1%
(1)	The address of all listed Executive Officers and Directors is c/o Albany Molecular Research, Inc., 26 Corporate Circle, P.O. Box 15098, Albany, New York 12212-5098.
(2)	All percentages have been determined as of April 14, 2014 in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and includes voting and/or investment power with respect to the Company’s shares of Common Stock. Unless otherwise indicated, to the knowledge of the Company, the named person possesses sole voting and investment power with respect to their shares. For purposes of this table, a person or group of person is deemed to have “beneficial ownership” of any shares of Common Stock which such person has the right to acquire within 60 days after April 14, 2014. For purposes of computing the percentage of outstanding shares of the Company’s Common Stock held by each person or group of persons named above, any shares of Common Stock which such person or persons has or have the right to acquire within 60 days after April 14, 2014 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. As of April 14, 2014, at total of 32,353,170 shares of Common Stock were issued and outstanding.

(3)	Mr. Marth’s beneficial ownership includes no shares subject to options becoming exercisable within 60 days of the record date and 105,050 restricted shares.
(4)	Mr. Nolan’s beneficial ownership includes no shares subject to options becoming exercisable within 60 days of the record date and 64,165 restricted shares.
(5)	Ms. Henderson’s beneficial ownership includes 4,375 shares subject to options becoming exercisable within 60 days of the record date and 37,495 restricted shares.
(6)	Dr. Hagen’s beneficial ownership includes 3,750 shares subject to options becoming exercisable within 60 days of the record date and 28,100 restricted shares.
(7)	Dr. Luther’s beneficial ownership includes no shares subject to options becoming exercisable within 60 days of the record date and 32,000 restricted shares.
(8)	Mr. Svokos’s beneficial ownership includes no shares subject to options becoming exercisable within 60 days of the record date and 44,584 restricted shares.
(9)	Includes 2,679,318 shares owned jointly by Dr. and Mrs. D’Ambra, as to which shares Dr. and Mrs. D’Ambra share voting and investment power. Excludes 4,383,289 shares held by the Bessemer Trust Company of Delaware N.A. (“Bessemer”), as to which shares Dr. D’Ambra does not have or share the power to vote or dispose. Dr. and Mrs. D’Ambra may be deemed to beneficially own an additional 375,000 shares, which are held by the Thomas D’Ambra SLAT Trust (the “Trust Shares”). The trustee of the Thomas D’Ambra SLAT trust is Dr. and Mrs. D’Ambra’s son, Geoffrey D’Ambra. Dr. D’Ambra disclaims beneficial ownership of the Trust Shares, and this report shall not be deemed an admission that he is the beneficial owner of the Trust Shares, except to the extent of his pecuniary interest, if any, in the Trust Shares. Dr. D’Ambra’s beneficial ownership includes no shares subject to options becoming exercisable within 60 days of the record date and 66,666 restricted shares.
(10)	Dr. Jordan’s beneficial ownership includes no shares subject to options becoming exercisable within 60 days of the record date and 9,199 restricted shares.
(11)	Mr. Leung’s beneficial ownership includes no shares subject to options becoming exercisable within 60 days of the record date and 9,199 restricted shares.
(12)	Mr. O’Connor’s beneficial ownership includes no shares subject to options becoming exercisable within 60 days of the record date and 9,199 restricted shares.
(13)	Mr. Roth’s beneficial ownership includes no shares subject to options becoming exercisable within 60 days of the record date and 9,199 restricted shares.
(14)	Dr. Ryan’s beneficial ownership includes no shares subject to options becoming exercisable within 60 days of the record date and 9,199 restricted shares.
(15)	Based on the information set forth is Schedule 13G/A filed under the Exchange Act on February 13, 2014. Includes 2,679,318 shares jointly owned with her spouse, Dr. Thomas E. D’Ambra, as to which shares Dr. and Mrs. D’Ambra share voting and investment power. Excludes 4,383,289 shares held by the Bessemer Trust Company of Delaware N.A. (“Bessemer”), as to which shares Mrs. D’Ambra does not have or share the power to vote or dispose. Dr. and Mrs. D'Ambra may be deemed to beneficially own an additional 375,000 shares, which are held by the Thomas D’Ambra SLAT Trust (the “Trust Shares”). The trustee of the Thomas D’Ambra SLAT trust is Dr. and Mrs. D’Ambra’s son, Geoffrey D’Ambra. Mrs. D'Ambra disclaims beneficial ownership of the Trust Shares, and this report shall not be deemed an admission that she is the beneficial owner of the Trust Shares, except to the extent of her pecuniary interest, if any, in the Trust Shares. The address for Mrs. D'Ambra is c/o Albany Molecular Research, Inc. 26 Corporate Circle, P.O. Box 15098, Albany, New York 12212-5098.
(16)	Based on the information set forth in Schedule 13G/A filed under the Exchange Act on February 14, 2014. Includes (i) 1,461,095.67 shares held by the BTDEL TTEE of Thomas D’Ambra Family Trust I UAD 2/26/97 FBO Abigail D’Ambra, (ii) 1,461,096.67 shares held by the BTDEL TTEE of Thomas D’Ambra Family Trust I UAD 2/26/97 FBO Geoffrey D’Ambra, and (iii) 1,461,096.66 shares held by the BTDEL TTEE of Thomas D’Ambra Family Trust I UAD 2/26/97 FBO Agatha D’Ambra, based on information provided by the trustee of the above three trusts, Bessemer Trust Company of Delaware N.A. (“Bessemer”). Bessemer has voting and dispositive power (based on directions provided by Stuart Cable as the “Special Holding Direction Adviser” under the trusts) and, accordingly, Bessemer and Mr. Cable are the beneficial owners of all shares held by the above three trusts. The address is 1007 Orange Street, Suite 1450, Wilmington, DE 19801. Bessemer and Mr. Cable disclaim any pecuniary interest in the shares held by the above three trusts.

(17)	Based on information set forth in Schedule 13G/A filed under the Exchange Act on February 14, 2014 by Visium Balanced Master Fund, Ltd. (“VBMF”), VBMF beneficially owns 3,150,000 with shared power to vote and dispose of the same. Each of Visium Asset Management, LP (“VAM”), as investment manager to VAM, JG Asset, LLC (“JG Asset”), as general partner to VAM, and Jacob Gottlieb, as managing member of JG Asset, may be deemed to beneficially own the 3,150,000 shares held by VBMF. The address for VBMF, VAM, JG Asset and Gottlieb is c/o Visium Asset Management, LP, 888 Seventh Avenue, New York, NY 10019.
(18)	Based on information set forth in Schedule 13G filed under the Exchange Act on February 14, 2014 by Wellington Management Company, LLP (“Wellington Management”), Wellington Management, in its capacity as investment adviser, may be deemed to beneficially own 2,841,697 shares of the Company which are held of record by clients of Wellington Management. The address for Wellington Management is 26 Corporate Circle, Albany, NY 12212.
(19)	Based on information set forth in Schedule 13G/A filed under the Exchange Act on February 10, 2014 by Dimensional Fund Advisors LP (“Dimensional”), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 Dimensional furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds”. In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the securities of the Issuer described in this schedule that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Issuer held by the Funds. However, all securities reported in this schedule are owned by the Funds. The address of Dimensional is Palisades West, Building One, 6300 Bee Cave Road, Austin, TX 78746.
(20)	Based on information set forth in Schedule 13G filed under the Exchange Act on January 28, 2014 by BlackRock, Inc.. The address of BlackRock, Inc. is 40 East, New York, New York 10022.
(21)	Based on information set forth in Schedule 13G filed under the Exchange Act on March 27, 2014 by Integrated Core Strategies (US) LLC (“Integrated Core Strategies), ICS Opportunities, Ltd (“ICS Opportunities”), Millennium International Management LP (“Millennium International Management”), Millennium International Management GP LLC (“Millennium International Management GP”), Millennium Management LLC (“Millennium Management”), and Israel A. Englander (“Mr. Englander”). The address of Integrated Core Strategies, ICS Opportunities, Millennium International Management, Millennium International Management GP, Millennium Management, and Mr. Englander is 666 Fifth Avenue, New York, NY 10103. Integrated Core Strategies beneficially own 845,000 shares and ICS Opportunities own 861,808 shares. Millennium Management and Mr. Englander may be deemed to have beneficially owned 1,706,808 shares.
(22)	Based on information set forth in Schedule 13G/A filed under the Exchange Act on January 27, 2014 by Royce & Associates, LLC, a registered investment advisor. The address of Royce & Associates, LLC, 745 Fifth Avenue, New York, New York 10151.

EXPENSES OF SOLICITATION

The Company will pay the entire expense of soliciting proxies for the Annual Meeting. In addition to solicitations by mail, certain directors, officers and regular employees of the Company (who will receive no compensation for their services other than their regular compensation) may solicit proxies by telephone, telegram or personal interview. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares held of record by them and such custodians will be reimbursed for their expenses. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation. The Company may, if required, engage a proxy solicitation firm to assist in soliciting proxies by telephone, telegram or mail. In such event, the Company would pay the entire cost of such solicitation which would be expected to be less than $10,000.

HOUSEHOLDING OF PROXY MATERIALS

Our 2013 Annual Report, including audited financial statements for the fiscal year ended December 31, 2013, is being mailed to you along with this proxy statement. In order to reduce printing and postage costs, we have undertaken an effort to deliver only one Annual Report and one proxy statement to multiple stockholders sharing an address. This delivery method, called “householding,” is not being used, however, if our Company has received contrary instructions from one or more of the stockholders sharing an address. If your household has received only one Annual Report and one proxy statement, the Company will deliver promptly a separate copy of the Annual Report and the proxy statement to any stockholder who sends a written request to Albany Molecular Research, Inc., 26 Corporate Circle, Albany, New York 12203, Attention: Lori M. Henderson, Secretary. If your household is receiving multiple copies of the Company’s Annual Report or proxy statement and you wish to request delivery of a single copy, you may send a written request to Albany Molecular Research, Inc., 26 Corporate Circle, Albany, New York 12203, Attention: Secretary. Phone (518) 512-2000.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2015 ANNUAL MEETING

Stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in the Company’s proxy statement and form of proxy for the 2015 annual meeting of stockholders must be received in writing by the Company by January 1, 2015. Such proposals must also comply with the requirements as to form and substance established by the Securities and Exchange Commission if such proposals are to be included in the proxy statement and form of proxy. Any such proposals should be mailed to: Albany Molecular Research, Inc., 26 Corporate Circle, P.O. Box 15098, Albany, New York 12212-5098, Attention: Secretary.

Stockholder proposals intended to be presented at the 2015 annual meeting of stockholders, other than stockholder proposals submitted pursuant to Exchange Act Rule 14a-8, must be delivered to, or mailed and received at, Albany Molecular Research, Inc., 26 Corporate Circle, P.O. Box 15098, Albany, New York 12212-5098, together with all supporting documentation required by the Company’s Amended and Restated By-laws, not earlier than January 1, 2015 nor later than February 15, 2015; provided, however, that in the event that the annual meeting is scheduled to be held before April 1, 2015 or after June 30, 2015, notice must be so delivered not later than the close of business on the later of (i) the 75th day prior to the scheduled date of such annual meeting or (ii) the 15th day following the day on which public announcement of the date of such meeting is first made by the Company. The proposal must also comply with the other requirements contained in the Company’s Amended and Restated By-laws, including supporting documentation and other information. Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to these proposals, subject to the Securities and Exchange Commission’s rules governing the exercise of this authority.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On behalf of AMRI and its affiliates, the Audit Committee of the Board retained KPMG LLP to audit our consolidated financial statements and our internal control over financial reporting for 2013. We understand the need for KPMG to maintain objectivity and independence in its audit of our financial statements and our internal control over financial reporting. To minimize relationships that could appear to impair the objectivity of KPMG, our Audit Committee has restricted the non-audit services that KPMG may provide to us.

The Audit Committee has also adopted policies and procedures for pre-approving all non-audit work performed by KPMG. The chair of the Audit Committee is authorized to pre-approve any audit and non-audit service on behalf of the Audit Committee, provided such decisions are presented to the full Committee at its next regularly scheduled meeting. The aggregate fees billed by KPMG in 2013 and 2012 for these various services were:

Type of Fees	2013	2012
	($’s in 000’s)
Audit Fees	$979	$965
Audit-Related Fees	$76	$4
Tax Fees	$7	$31
All Other Fees	—	—
Total Fees	$1,062	$1,000

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees that AMRI paid to KPMG for the audit of AMRI’s annual financial statements included in the Form 10-K and review of financial statements included in the Form 10-Qs; for the audit of AMRI’s internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects; and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements including local reporting requirements in Hungary, India, the United Kingdom, and Singapore. “Audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of AMRI’s financial statements and internal control over financial reporting. “Tax fees” are fees for tax compliance, tax advice and tax planning, and “all other fees” are fees for any services not included in the first three categories.

Representatives from KPMG will be present at the Annual Meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of the Company’s outstanding shares of Common Stock, to file reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such officers, directors and 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, the Company believes that all Section 16 filing requirements were satisfied for 2013.

OTHER MATTERS

The Board of Directors does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are duly presented, proxies will be voted in accordance with the best judgment of the proxy holders.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

Albany Molecular Research, Inc.

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Daylight Time, on June 3, 2014.

Vote by Internet

- Go to **www.investorvote.com/amri**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote "FOR" all the nominees listed and "FOR" Proposals 2 and 3.

1. The Board of Directors have nominated three members to serve for a three year term.
Nominees:

Nominee	For	Withhold
01 - Class I director Una S. Ryan, Ph.D., O.B.E. for election.	☐	☐
02 - Class I director Arthur J. Roth, CPA for election.	☐	☐
03 - Class I director Gabriel Leung for election.	☐	☐

Proposal	For	Against	Abstain
2. A ratification of the Company's selection of KPMG LLP as the independent auditor for the 2014 fiscal year.	☐	☐	☐
3. Proposal to approve the advisory (non-binding) resolution relating to executive compensation.	☐	☐	☐

In their discretion, the Proxies are each authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

B Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If executed by a corporation or partnership, the proxy should be signed by a duly authorized person of the stockholders' corporation or partnership, stating his or her title or authority.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

01TKGB

Electronic versions of the Albany Molecular Research, Inc. Annual Report and Proxy Statement are available at www.amriglobal.com/investor_relations

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — ALBANY MOLECULAR RESEARCH, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ALBANY MOLECULAR RESEARCH, INC.

THE UNDERSIGNED ACKNOWLEDGE(S) RECEIPT OF THE ACCOMPANYING NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT, EACH DATED MAY 1, 2014, AND HEREBY CONSTITUTES AND APPOINTS WILLIAM S. MARTH AND MICHAEL M. NOLAN (THE "PROXIES") AND EACH OF THEM, AS PROXIES OF THE UNDERSIGNED, EACH WITH THE POWER TO APPOINT HIS SUBSTITUTE AND TO ACT ALONE, AND AUTHORIZES EACH OF THEM ACTING SINGLY, TO REPRESENT AND TO VOTE, AS DESIGNATED ON THE REVERSE SIDE OF THIS PROXY CARD, ALL SHARES OF COMMON STOCK OF ALBANY MOLECULAR RESEARCH, INC., HELD OF RECORD BY THE UNDERSIGNED ON APRIL 14, 2014, AT THE 2014 ANNUAL MEETING OF STOCKHOLDERS (THE "ANNUAL MEETING") TO BE HELD ON WEDNESDAY, JUNE 4, 2014 AT 10:00 A.M., LOCAL TIME, AND AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTIONS ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES SET FORTH IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3. A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE POSTAGE PAID ENVELOPE PROVIDED. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RESOLUTIONS 1, 2 AND 3 APPEARING ON THE REVERSE SIDE HEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be marked, dated and signed, on the other side)